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                                                                    Exhibit 10.2

                                                                 LOAN NO.: 40656
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                              LOAN AGREEMENT

                            Dated June 3, 2003

                                  BETWEEN

                          DIAMOND RUN CLUB, INC.
                       GREENBRIER COUNTRY CLUB, INC.
                       SHADOW RIDGE GOLF CLUB, INC.
                        BAY OAKS COUNTRY CLUB, INC.
                                    and
                  WOODSIDE PLANTATION COUNTRY CLUB, INC.

                                                                       BORROWERS

                                    AND

                    GMAC COMMERCIAL MORTGAGE CORPORATION

                                                                          LENDER

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                             TABLE OF CONTENTS

ARTICLE 1   DEFINITIONS ..................................................... 3
    1.1     Defined Terms ................................................... 3

ARTICLE 2   BORROWERS' REPRESENTATIONS, WARRANTIES AND COVENANTS ............15
    2.1     Borrowers' Representations, Warranties and Covenants ............15
            2.1.1    Accuracy of Recitals ...................................15
            2.1.2    Existence and Ownership ................................15
            2.1.3    No Litigation ..........................................15
            2.1.4    Enforceability .........................................16
            2.1.5    Compliance with Laws ...................................16
            2.1.6    Access; Compliance with Laws ...........................16
            2.1.7    Utilities ..............................................16
            2.1.8    Leases .................................................17
            2.1.9    Financial Information ..................................17
            2.1.10   Consulting Agreement ...................................17
            2.1.11   Adverse Effect .........................................17
            2.1.12   Condition of Properties ................................17
            2.1.13   No Material Change .....................................18
            2.1.14   No Default .............................................18
            2.1.15   No Violation ...........................................18
            2.1.16   Physical Condition .....................................18
            2.1.17   Survey .................................................18
            2.1.18   Ownership ..............................................18
            2.1.19   Operating Agreements ...................................18
            2.1.20   Golf Course Operations .................................18
            2.1.21   Tax Division ...........................................19
            2.1.22   Non-Foreign Status of Borrowers ........................19
            2.1.23   ERISA ..................................................19
            2.1.24   Security Interest ......................................19
            2.1.25   Bankruptcy .............................................19
            2.1.26   No Illegal Activity as Source of Funds .................19
            2.1.27   Compliance with Anti-Terrorism, Embargo, Sanctions and
                     Anti-Money Laundering Laws .............................19
            2.1.28   Hazardous Substances ...................................19
            2.1.29   Asbestos ...............................................20
            2.1.30   Representations Remade .................................20

ARTICLE 3   GENERAL CONDITIONS OF LOAN ......................................20
    3.1     Loan Documents ..................................................20
    3.2     Additional Requirements .........................................20
            3.2.1    Title Policy ...........................................20
            3.2.2    Survey .................................................20
            3.2.3    Opinion ................................................20
            3.2.4    Insurance ..............................................20

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
            3.2.5    UCC Searches ...........................................21
            3.2.6    Corporate Documentation ................................21
            3.2.7    Environmental Assessment ...............................21
            3.2.8    Subordination of Consulting Agreement ..................21
            3.2.9    Leases/Subordination Agreements and Estoppels ..........21
            3.2.10   Licenses, Permits and Approvals ........................21
            3.2.11   Agreements .............................................21
            3.2.12   Zoning .................................................21
            3.2.13   Lender's Inspection ....................................22
            3.2.14   Operating and Financial Statements .....................22
            3.2.15   Other Items ............................................22

ARTICLE 4   FURTHER COVENANTS OF BORROWERS ..................................22
    4.1     Further Covenants of Borrowers ..................................22
            4.1.1    Taxes and Impositions ..................................22
            4.1.2    Mortgage Taxes .........................................23
            4.1.3    No Liens ...............................................24
            4.1.4    Maintenance of Property ................................24
            4.1.5    Personal Property ......................................24
            4.1.6    Compliance .............................................25
            4.1.7    Performance of Other Agreements ........................25
            4.1.8    Lender's Expenses ......................................26
            4.1.9    Loan Fee ...............................................26
            4.1.10   Books and Records ......................................26
            4.1.11   Annual Budget; Accounts ................................27
            4.1.12   Management of the Properties ...........................28
            4.1.13   Transfer or Encumbrance of the Properties ..............30
            4.1.14   Certificates; Affidavits ...............................31
            4.1.15   Leases .................................................31
            4.1.16   Condemnation ...........................................32
            4.1.17   Litigation .............................................32
            4.1.18   Application of Gross Revenues; Distributions ...........32
            4.1.19   Funds Deposited with Lender ............................33
            4.1.20   Further Assurances .....................................33
            4.1.21   Audit and Inspection by Lender .........................34
            4.1.22   Single Purpose Entity; Authorization ...................35
            4.1.23   Hazardous Substances ...................................36
            4.1.24   Asbestos ...............................................37
            4.1.25   Environmental Monitoring ...............................37
            4.1.26   Handicapped Access .....................................38
            4.1.27   ERISA ..................................................38
            4.1.28   Compliance with Anti-Terrorism, Embargo, Sanctions and
                     Anti-Money Laundering Laws .............................39
            4.1.29   Replacement Reserve ....................................39
            4.1.30   Repair Reserve .........................................40

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
            4.1.31   Performance of Work ....................................40
            4.1.32   Operations .............................................45

ARTICLE 5   AGREEMENT TO LEND ...............................................46
    5.1     Agreement to Lend ...............................................46
    5.2     Use of Loan Proceeds ............................................46
    5.3     Partial Releases ................................................46

ARTICLE 6   INSURANCE AND CASUALTY; CONDEMNATION ............................47
    6.1     Insurance Coverages .............................................47
    6.2     Casualty ........................................................50
    6.3     Condemnation ....................................................51

ARTICLE 7   BORROWERS' DEFAULT ..............................................53
    7.1     Events of Default ...............................................53
    7.2     Remedies ........................................................55

ARTICLE 8   MISCELLANEOUS ...................................................57
   8.1      Indemnification .................................................57
   8.2      Performance by Lender ...........................................57
   8.3      Transfers .......................................................58
   8.4      Lender's Actions ................................................58
   8.5      Time is of the Essence ..........................................59
   8.6      Waivers .........................................................59
   8.7      Notice ..........................................................59
   8.8      Successors and Assigns ..........................................60
   8.9      No Partnership ..................................................60
   8.10     Brokerage Claims ................................................60
   8.11     Publicity .......................................................60
   8.12     Remedies of Borrowers ...........................................60
   8.13     Sole Discretion of Lender .......................................60
   8.14     Non-Waiver ......................................................61
   8.15     Entire Agreement ................................................61
   8.16     Severability ....................................................61
   8.17     No Third Party Beneficiary ......................................61
   8.18     Choice of Law ...................................................61
   8.19     Recourse and Indemnification ....................................62
   8.20     Written Agreement ...............................................65
   8.21     Construction ....................................................65
   8.22     Waiver of Jury Trial ............................................65
   8.23     Consent to Jurisdiction .........................................66
   8.24     Agent for Receipt of Process ....................................66
   8.25     Service of Process ..............................................66
   8.26     Counterparts ....................................................67

EXHIBITS

                  EXHIBIT A-1   Diamond Run Legal Description
                  EXHIBIT A-2   Greenbrier Legal Description
                  EXHIBIT A-3   Shadow Ridge Legal Description
                  EXHIBIT A-4   Bay Oaks Legal Description
                  EXHIBIT A-5   Woodside Legal Description
                  EXHIBIT B-1   Diamond Run Permitted Encumbrances to Title
                  EXHIBIT B-2   Greenbrier Permitted Encumbrances to Title
                  EXHIBIT B-3   Shadow Ridge Permitted Encumbrances to Title
                  EXHIBIT B-4   Bay Oaks Permitted Encumbrances to Title
                  EXHIBIT B-5   Woodside Permitted Encumbrances to Title
                  EXHIBIT C     Repairs, Construction and Deferred Maintenance
                  EXHIBIT D     Replacement and Capital Improvements

Schedule 1.1.66   Phase I Environmental Site Assessments
Schedule 2.1.19   Personal Property and Equipment not owned by Borrowers
Schedule 2.1.17   Physical Conditions
Schedule 4.1.22   SPE Requirements

     THIS LOAN AGREEMENT (this "Agreement") is dated June 3, 2003 between DIAMOND RUN CLUB, INC., a Pennsylvania corporation ("Diamond Run Borrower"), GREENBRIER COUNTRY CLUB, INC., a Virginia corporation ("Greenbrier Borrower"), SHADOW RIDGE GOLF CLUB, INC., a California corporation ("Shadow Ridge Borrower"), BAY OAKS COUNTRY CLUB, INC, a Texas corporation ("Bay Oaks Borrower"), and WOODSIDE PLANTATION COUNTRY CLUB, INC., a South Carolina corporation ("Woodside Borrower") each with a mailing address c/o ClubCorp, Inc., 3030 LBJ Freeway, Suite 700, Dallas, Texas 75234-7703, Attn: Treasurer (each a "Borrower" and together "Borrowers") and GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation having an address of 200 Witmer Road, Horsham, PA 19044, Attention: Servicing - Executive Vice President ("Lender").

                                    RECITALS

     A.   The Properties.

          1. Diamond Run Borrower is the owner of the parcel of real property commonly known as Diamond Run Country Club, in Sewickley, PA which property is more particularly described on Exhibit A-1 attached hereto (the "Diamond Run Land"), together with the 18-hole golf course on 208 acres, with an approximately 15,442 sq. ft. clubhouse, an approximately 1,250 sq. ft. cart storage shed and an approximately 7,200 sq. ft. maintenance building and all other improvements located thereon (the "Diamond Run Improvements") and together with all furniture, fixtures, equipment and other personal property now or hereafter used in the management and operation of said golf course and athletic facility. The Diamond Run Land and the Diamond Run Improvements are hereinafter collectively referred to as the "Diamond Run Premises". The Diamond Run Premises and the Personal Property at the Diamond Run Premises are hereinafter collectively referred to as the "Diamond Run Property".

          2. Greenbrier Borrower is the owner of the parcel of real property commonly known as Greenbrier Country Club, Chesapeake, VA which property is more particularly described on Exhibit A-2 attached hereto (the "Greenbrier Land"), together with the 18-hole golf course on 203 acres, with a practice range, an approximately 28,000 sq. ft. clubhouse, a covered cart storage area, tennis facility with 8 tennis courts and a swimming pool, three maintenance buildings aggregating approximately 7,100 sq. ft. and all other improvements located thereon (the "Greenbrier Improvements") and together with all furniture, fixtures, equipment and other personal property now or hereafter used in the management and operation of said golf course and athletic facility. The Greenbrier Land and the Greenbrier Improvements are hereinafter collectively referred to as the "Greenbrier Premises". The Greenbrier Premises and the Personal Property at the Greenbrier Premises are hereinafter collectively referred to as the "Greenbrier Property".

          3. Shadow Ridge Borrower is the owner of the parcel of real property commonly known as Shadow Ridge Country Club, Vista, CA which property is more particularly described on Exhibit A-3 attached hereto (the "Shadow Ridge Land"), together with the 18-hole golf course on 143 acres, with an 18 tee practice range, an approximately 15,000 sq. ft. clubhouse, containing an approximately 5,775 sq. ft. cart storage area, an approximately 4,000 sq. ft. maintenance building and a fitness center/snack bar and all other improvements located thereon (the "Shadow Ridge Improvements") and together with all furniture, fixtures, equipment and other personal property now or hereafter used in the management and operation of said golf course and athletic facility. The Shadow Ridge Land and the Shadow Ridge Improvements are hereinafter collectively referred to as the "Shadow Ridge Premises". The Shadow Ridge Premises and the Personal Property at the Shadow Ridge Premises are hereinafter collectively referred to as the "Shadow Ridge Property".

          4. Bay Oaks Borrower is the owner of the parcel of real property commonly known as Bay Oaks Country Club, Houston, TX which property is more particularly described on Exhibit A-4 attached hereto (the "Bay Oaks Land"), together with the 18-hole golf course on 176 acres, with an approximately 25,000 sq. ft. clubhouse, with an approximately adjacent 5,000 sq. ft. cart storage area, tennis facility with an approximately 2,000 sq. ft. tennis and swim club with 9 lighted tennis courts and a swimming pool, and an approximately 5,000 sq. ft. and an approximately 1,800 sq. ft. maintenance building, and all other improvements located thereon (the "Bay Oaks Improvements") and together with all furniture, fixtures, equipment and other personal property now or hereafter used in the management and operation of said golf course and athletic facility. The Bay Oaks Land and the Bay Oaks Improvements are hereinafter collectively referred to as the "Bay Oaks Premises". The Bay Oaks Premises and the Personal Property at the Bay Oaks Premises are hereinafter collectively referred to as the "Bay Oaks Property".

          5. Woodside Borrower is the owner of the parcel of real property commonly known as Woodside Country Club, Aiken, SC which property is more particularly described on Exhibit A-1 attached hereto (the "Woodside Land"), together with two 18-hole golf courses and 9 hole "pitch and put" course on 255 acres, with an approximately 27,000 sq. ft. clubhouse, containing an approximately 7,000 sq. ft. cart storage area, a tennis facility with 10 tennis courts and a swimming pool and an approximately 10,600 sq. ft. maintenance building and all other improvements located thereon (the "Woodside Improvements") and together with all furniture, fixtures, equipment and other personal property now or hereafter used in the management and operation of said golf course and athletic facility. The Woodside Land and the Woodside Improvements are hereinafter collectively referred to as the "Woodside Premises". The Woodside Premises and the Personal Property at the Woodside Premises are hereinafter collectively referred to as the "Woodside Property".

     The Diamond Run Land, the Greenbrier Land, the Shadow Ridge Land, the Bay Oaks Land and the Woodside Land are collectively referred to as the "Land." The Diamond Run Premises, the Greenbrier Premises, the Shadow Ridge Premises, the Bay Oaks Premises and the Woodside Premises are collectively referred to as the "Premises." The Diamond Run Personal Property, the Greenbrier Personal Property, the Shadow Ridge Personal Property, the Bay Oaks

Personal Property and the Woodside Personal Property are collectively referred to as the "Personal Property." The Diamond Run Property, the Greenbrier Property, the Shadow Ridge Property, the Bay Oaks Property and the Woodside Property are individually referred to as a "Property" and collectively referred to as the "Properties."

     B. The Loan. Borrowers desire to borrow from Lender $31,000,000, in the Allocated Loan Amounts (hereinafter defined) in order to refinance existing debt on the Properties and fund the cost of certain additional improvements on the Properties.

     NOW, THEREFORE, in consideration of the foregoing and of the covenants, conditions and agreements contained herein, Borrowers and Lender agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     1.1 Defined Terms. In this Agreement, the following terms shall have the following meanings:

          1.1.1 "Access Laws" - the Americans with Disabilities Act of 1990, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities.

          1.1.2 "Accounts" - interest bearing accounts at one or more federally insured institutions selected by Lender in connection with Section 4.1.11 of this Agreement.

          1.1.3 "Allocated Loan Amount" - $5,000,000 with respect to the Diamond Run Property; $6,000,000 with respect to the Greenbrier Property; $6,000,000 with respect to the Shadow Ridge Property; $6,000,000 with respect to the Bay Oaks Property; and $8,000,000 with respect to the Woodside Property.

          1.1.4 "Advance" - an advance by Lender to Borrowers in accordance with the terms and conditions of the Notes, this Agreement, the Mortgages or any other Loan Documents.

          1.1.5 "Affiliate" - with respect to any Borrower, shall mean any entity owned or controlled by, controlling or under common control with any Borrower or Guarantor; and with respect to any Borrower and any other Person, shall mean any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any family member (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more family members and any Person who is controlled by any such family member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person which owns directly or indirectly 25% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 25% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control an entity or other Person. Notwithstanding the foregoing, no individual shall be deemed to be an Affiliate of a corporation solely by reason of his or her being an officer or director of an entity.

          1.1.6 "Applicable Reserve" - as defined in Section 4.1.31.

          1.1.7 "Asbestos" - asbestos or any substance containing asbestos.

          1.1.8 "Bankruptcy Code" - the United States Bankruptcy Code and any similar state or federal law now or hereafter in effect relating to bankruptcy, reorganization or insolvency, or the arrangement or adjustment of debts.

          1.1.9 "Budget" - the budget for the use and application of the Loan and gross income derived from the operation of each Property, including all expenses to be satisfied from the Accounts, as set forth in the budget delivered by each Borrower to Lender on the date hereof with respect to the balance of the current calendar year, and the annual budget to be delivered in accordance with the terms hereof for each subsequent calendar year for so long as any portion of the Debt remains outstanding.

          1.1.10 "Business Day" - any day other than a Saturday, Sunday or legal holiday on which commercial banks are authorized or required to be closed in Pennsylvania or Texas.

          1.1.11 "Closing" - the closing of the Loan contemplated by this Agreement.

          1.1.12 "Code" - the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder.

          1.1.13 "Condemnation" - as defined in Section 6.3.

          1.1.14 "Consulting Agreement" - the Consulting Agreement dated December 25, 2002, between each Borrower and ClubCorp USA, Inc. ("Property Consultant").

          1.1.15 "Contract Assignment" - the Assignment of Contracts, Licenses, Permits, Agreements, Warranties and Approvals dated the date hereof from each Borrower to Lender.

          1.1.16 "Cross Collateralizing Guaranty" - the Guaranty executed by Diamond Run Borrower guarantying payment of the Greenbrier Note, the Shadow Ridge Note, Bay Oaks Note and the Woodside Note; the Guaranty executed by Greenbrier Borrower guarantying payment of the Diamond Run Note, the Shadow Ridge Note, the Bay Oaks Note and the Woodside Note; the Guaranty executed by Shadow Ridge Borrower guarantying payment of the Diamond Run Note, the Greenbrier Note, the Bay Oaks Note and the Woodside Note; the Guaranty executed by Bay Oaks Borrower guarantying payment of the Diamond Run Note, the Greenbrier Note, the Shadow Ridge Note and the Woodside Note; the Guaranty executed by

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

Woodside Borrower guarantying payment of the Diamond Run Note, the Greenbrier Note, the Shadow Ridge Note and the Bay Oaks Note.

          1.1.17 "Cross Collateralizing Mortgage" - Second Mortgage executed by Diamond Run Borrower securing payment of the Cross Collateralizing Guaranty executed by Diamond Run Borrower; Second Deed of Trust executed by Greenbrier Borrower securing payment of the Cross-Collateralizing Guaranty executed by Greenbrier Borrower; Second Deed of Trust executed by Shadow Ridge Borrower securing payment of the Cross-Collateralizing Guaranty executed by Shadow Ridge Borrower; the Second Deed of Trust executed by Bay Oaks Borrower securing payment of the Cross-Collateralizing Guaranty executed by Bay Oaks Borrower; and the Second Mortgage executed by Woodside Borrower securing payment of the Cross-Collateralizing Guaranty executed by Woodside Borrower.

          1.1.18 "Debt" - the outstanding principal balance of the Notes from time to time, with all accrued and unpaid interest thereon, and all other sums now or hereafter due under the Loan Documents.

          1.1.19 "Debt Service Coverage Ratio" - the ratio, as determined by Lender, of:

               (i) the NOI produced by the operation of a Property or Properties, as applicable, during the twelve (12) calendar month period immediately preceding the calculation, to

               (ii) the projected payments of principal and interest due under the Note or Notes, as applicable, for the twelve (12) calendar month period immediately following the calculation based on (i) an interest rate the greater of the actual rate on the Notes at the time of determination or 10% and (ii) a 25 year amortization schedule, as said coverage ratio is reasonably calculated by Lender in accordance with its then-applicable underwriting standards.

          1.1.20 "Default Rate" - as defined in the Notes.

          1.1.21 "Deposit" - a deposit in the amount of $2,723,300 into the Repair Escrow Account.

          1.1.22 "Environmental Agreements" - the Environmental Indemnity Agreements of even date herewith from each Borrower and Guarantor to Lender.

          1.1.23 "Environmental Laws" - local, state, federal or other governmental authority, statute, ordinance, code, order, decree, law, rule or regulation or common law pertaining to or imposing liability or standards of conduct concerning the protection of human health, environmental regulation, contamination or clean-up including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Resource Conservation and Recovery Act, as amended, and any state super-lien and environmental clean-up statutes.

          1.1.24 "Equipment" - as defined in the Mortgages.

          1.1.25 "ERISA" - the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended.

          1.1.26 "Event of Default" - the occurrence of any one or more of the events set forth in Section 7.1.

          1.1.27 "Expenses" - the aggregate of the following items actually incurred by a Borrower, whether or not paid, during the twelve (12) month period ending one (1) month prior to the date on which the NOI is to be calculated (except that capital expenses and reserves set forth in subsection (xiv) below shall be adjusted by Lender to reflect projected adjustments for the subsequent twelve (12) month period beginning on the date on which the NOI is to be calculated):

               (i) departmental expenses incurred at departments within a Property;

               (ii) administrative and general expenses incurred by a Property;

               (iii) marketing, advertising and business promotion expenses incurred by a Property;

               (iv) all utility costs including heat, light power, water, telephone, and computer line charges;

               (v) operations and maintenance expenses, which include the cost of necessary repair or replacement of Improvements or replacement of Equipment of like kind and quality or such kind or quality that is necessary to maintain a Property to the standards are required under this Agreement or any of the Loan Documents, as determined by Lender (to the extent such are paid for by a Borrower from sources other than the Repair Escrow Agreement or Replacement Reserve Account);

               (vi) common area maintenance fees and improvement district assessments;

               (vii) consulting fees required under the Consulting Agreement and Shared Services Agreement (not to exceed four percent (4%), in the aggregate, of the gross income derived from the operation of the Properties, other than membership initiation fees, if an Event of Default shall have occurred);

               (viii) Taxes and Other Charges (to the extent such are paid by each Borrower from sources other than the Tax and Insurance Escrow Account);

               (ix) Insurance Premiums (to the extent such are paid by each Borrower from sources other than the Tax and Insurance Escrow Account);

               (x) monthly installments (exclusive of the initial deposit made by each Borrower) to the Tax and Insurance Escrow Account the and Replacement Reserve Accounts;

               (xi) lease payments and associated costs on any operating and capital leases of Equipment;

               (xii) rental payments pursuant to any ground lease;

               (xiii) all costs and fees of independent professionals or other third parties who are retained by a Property Consultant to perform services required or permitted under the Consulting Agreement; and

               (xiv) such other costs and expenses incurred by a Property Consultant as are otherwise reasonably necessary for the proper and efficient operation of the Properties.

          1.1.28 "FF&E Financing" - any leases or other financing for Equipment.

          1.1.29 "Financing Statements" - any and all UCC financing statements filed by or on behalf of Lender as additional security hereunder.

          1.1.30 "Fiscal Month" - a twenty-eight (28) day period, or a portion thereof, commencing on the first day following the termination of the prior Fiscal Month. The first Fiscal Month may be a short Fiscal Month ending on the date which would have been the last date for such Fiscal Month if the first Fiscal Year of the Term had begun on the Wednesday following the last Tuesday in the December immediately preceding the date hereof.

          1.1.31 "Fiscal Quarter" - the term "Fiscal Quarter" shall mean a fourth of a Fiscal Year. There shall be four (4) Fiscal Quarters in each Fiscal Year, the first three which shall consist of three (3) Fiscal Months and the last of which shall consist of four (4) Fiscal Months. The first Fiscal Quarter of each Fiscal Year shall commence on the first day of each Fiscal Year and the last Fiscal Quarter shall end on the last day of the Fiscal Year; provided, however, that for purposes hereof, the first Fiscal Quarter may be a short Fiscal Quarter beginning on the first day of the first Fiscal Month beginning on or after the Closing Date and ending on that date which would have been the ending date for such Fiscal Quarter if such Fiscal Quarter had been part of a Fiscal Year commencing on the Wednesday following the last Tuesday in the December immediately preceding the Closing Date.

          1.1.32 "Fiscal Year" - a period commencing on the Wednesday following the last Tuesday in December of each calendar year and ending on the last Tuesday of the next following December, provided, however, that the first Fiscal Year may be a short Fiscal Year commencing on the date hereof and ending on the last Tuesday of the following December.

          1.1.33 "Force Majeure Event" - means any event beyond the reasonable control of the party in question, including, but not limited to, war, invasion, rebellion, revolution, insurrection, riots, an act of government or a quasi-governmental authority, earthquakes, hurricanes, tidal waves, inclement weather or any act of God or operation of forces of nature which reasonably foresight and ability on the part of the affected party could not reasonably prevent or provide against, and strikes, lockouts or other employee disturbances (except to the extent such strikes, lockouts or other employee disturbances take place at the Premises only), but shall specifically not include economic conditions, recessions, the effects of competition, acts or omissions of a contractor or architect or shortages in or the unavailability of materials, supplies, labor or equipment.

          1.1.34 "GAAP" - generally accepted accounting principals consistently applied.

          1.1.35 "Governmental Authority" - the United States of America, the states in which the Properties are located, the state under the laws of which any Borrower is organized, any political subdivision of any of them, any court, agency, department, commission, board, bureau or instrumentality of any of them, and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government.

          1.1.36 "Gross Revenues" - as defined in the definition of NOI.

          1.1.37 "Guarantor" - C1ubCorp, Inc. a Delaware corporation.

          1.1.38 "Guaranty" - the Guaranty of Recourse Obligations of even date herewith from Guarantor to Lender in connection with the Loan.

          1.1.39 "Hazardous Substances" - hazardous and/or toxic, dangerous and/or regulated substances, solvents, wastes, materials, pollutants or contaminants, petroleum, tremolite, anthlophylie or actinolite or polychlorinated biphenyls (including, without limitation, any raw materials which include hazardous constituents) and any other substances, materials or solvents which are included under or regulated by Environmental Laws, including, without limitation, Asbestos.

          1.1.40 "Incipient Default" - any condition which with the giving of notice by Lender or the passage of time, or both, would constitute an Event of Default.

          1.1.41 "Initial Disbursement" - the first disbursement of Loan
Proceeds.

          1.1.42 "Insurance Premiums" - the premiums for Policies.

          1.1.43 "Insured Casualty" - any insured damage to or destruction of any Property or any part thereof.

          1.1.44 "Intangibles" - as defined in the Mortgages.

          1.1.45 "Investor" - each purchaser, transferee, assignee, servicer, participant or investor in the Loans or any credit rating agency rating such Securities involving the Loans.

          1.1.46 "Lease" - any lease or other rental or occupancy agreement with respect to a Property or any portion thereof.

          1.1.47 "Lease Assignments" - the Assignment of Leases and Rents and Profits of even date herewith from each Borrower to Lender.

          1.1.48 "Lender's Consultant" - the architect, engineer or other consultant retained by Lender to inspect the Improvements on behalf of Lender; in the event all or a portion of such functions are performed by Lender, references in this Agreement to Lender's Consultant shall be deemed to be references to Lender.

          1.1.49 "Loan" - the loan evidenced by the Notes.

          1.1.50 "Loan Documents" - this Agreement, the Notes, the Mortgages, the Security Agreements, the Guaranty, the Environmental Agreements, the Contract Assignments, the Lease Assignments, the Financing Statements, the Cross Collateralizing Guaranties, the Cross Collateralizing Mortgages and such other documents and agreements as Lender may require in connection with the Loan, each as the same may be modified or amended from time to time.

          1.1.51 "Loan Fee" - $310,000, i.e. one percent (1%) of the principal amount of the loan

          1.1.52 "Loan Month" - any full calendar month during the term of this Agreement.

          1.1.53 "Loan Party" - each Borrower and Guarantor.

          1.1.54 "Loan-To-Value Ratio" means the ratio of: (i) the Debt, plus all other debt (or other liquidated economic obligations) which is then outstanding and secured by the Properties, to (ii) the appraised value of the Properties as estimated by an appraiser acceptable to Lender. Any appraisal for purposes of calculating the Loan-To-Value Ratio shall be performed in accordance with the then-approved standards under the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

          1.1.55 "Maturity Date" - the Maturity Date (as such term is defined in the Notes) or any earlier acceleration of sums due under the Notes pursuant to Lender's declaration of an Event of Default.

          1.1.56 "Monthly Deposits" - monthly deposits into each Replacement Reserve Account as described in Section 4.1.11.

          1.1.57 "Mortgages" - (a) Open End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith from Diamond Run Borrower to Lender on the Diamond Run Premises, securing the Diamond Run Note and Diamond Run Borrower's obligations under the other Loan Documents; (b) the Deed of Trust, Assignment of Leases and Profits, Security Agreement and Fixture Filing of even date herewith from Greenbrier Borrower to Lender on the Greenbrier Premises, securing the Greenbrier Note and Greenbrier Borrower's obligations under the other Loan Documents; (c) the Deed of Trust, Assignment of

Leases and Profits, Security Agreement and Fixture Filing of even date herewith from Shadow Ridge Borrower to Lender on the Shadow Ridge Premises, securing the Shadow Ridge Note and Shadow Ridge Borrower's obligations under the other Loan Documents; (d) the Deed of Trust, Assignment of Leases and Profits, Security Agreement and Fixture Filing of even date herewith from Bay Oaks Borrower to Lender on the Bay Oaks Premises, securing the Bay Oaks Note and Bay Oaks Borrower's obligations under the other Loan Documents; and (e) the Mortgage and Security Agreement of even date herewith from Woodside Borrower to Lender on the Woodside Premises, securing the Woodside Note and Woodside Borrower's obligations under the other Loan Documents;

          1.1.58 "NOI" - as of any date of determination, the aggregate amount of the following (referred to as "Gross Revenues") derived from the operation of a Property for the twelve (12) month period prior to each respective date of determination, including, without limitation, golf club membership sale and initiation payments, whether representing cash payments or payments of financed membership and initiation fees, membership fees and dues (however, membership initiation deposits and fees shall not exceed 10% of Gross Revenues), green fees, golf cart fees, driving range fees, rentals, expense pass throughs, fees, and service charges to users, members, tenants, subtenants, licensees or other occupants of commercial or retail space in a Property, revenues from the restaurant, bar, lounge, conference and banquet rooms, revenues from food and beverage service and facilities, including off-site catering, telephone services, vending, pro shop, snack bar, clubhouse, recreational and health club facilities and parking in a Property and other items of revenue, receipts or income, interest income, other fees and charges resulting from the operations of a Property by a Borrower or Property Consultant in the ordinary course of business, but not including (i) gratuities or service charges or other similar receipts collected by a Borrower or Property Consultant which are to be paid over to Property employees or persons occupying similar positions for performing similar duties; (ii) proceeds of insurance or other money or credits received in settlement for loss, theft, or damage to property relating to or used in a Property; (iii) excise taxes, sales taxes, use taxes, admission taxes, gross receipts taxes, value added taxes, entertainment taxes or other taxes or similar charges collected by a Borrower payable to governmental authorities; (iv) proceeds from any financing or refinancing of a Property; (v) condemnation awards; (vi) proceeds of insurance received by a Borrower or Property Consultant with respect to rent loss, use and occupancy or business interruption insurance;
(vii) deposits forfeited and not refunded; (viii) any amounts recovered in any legal actions or proceedings, or settlements thereof, arising out of the operation of a Property; (ix) receipts arising from the sale or other disposition of furniture, fixtures or equipment other than pro shop revenue, and
(x) such other exclusions as may be required by Lender in its reasonable discretion, less the aggregate amount of Expenses relating to a Property for the twelve (12) month period prior to each respective date of determination, adjusted as Lender deems reasonably necessary to reflect the actual net operating income of a Property. NOI shall include only Profits and such other income, including any rent loss, business interruption or business income insurance proceeds, vending or concession income, late fees, forfeited security deposits and other miscellaneous tenant charges, which are actually received and Expenses actually incurred or payable during the period for which the NOI is being calculated, as set forth on operating statements satisfactory to Lender. NOI shall be calculated on an accrual basis with respect to Gross Revenues, and on an accrual basis with respect to Expenses, and otherwise in accordance with generally accepted accounting principles consistently applied.

          1.1.59 "Notes" - the Promissory Note from Diamond Run Borrower to the order of Lender of even date herewith in the stated principal amount of $5,000,000, as the same may be modified or amended from time to time (the "Diamond Run Note"); the Promissory Note from Greenbrier Borrower to the order of Lender of even date herewith. in the stated principal amount of $6,000,000 as the same may be modified or amended from time to time (the "Greenbrier Note"); the Promissory Note from Shadow Ridge Borrower to the order of Lender of even date herewith in the stated principal amount of $6,000,000, as the same may be modified or amended from time to time (the "Shadow Ridge Note"); the Promissory Note from Bay Oaks Borrower to the order of Lender of even date herewith in the stated principal amount of $6,000,000, as the same may be modified or amended from time to time (the "Bay Oaks Note"); and the Promissory Note from Woodside Borrower to the order of Lender of even date herewith in the stated principal amount of $8,000,000, as the same may be modified or amended from time to time (the "Woodside Note").

          1.1.60 "O&M Plan" - an operations and maintenance plan for a Property with respect to the presence of Asbestos in the Improvements.

          1.1.61 "OFAC List" - the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any Requirements of Law, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States. The OFAC List currently is accessible through the internet website www.treas.gov/ofac.

          1.1.62 "Operating Agreements" - any agreement or instrument affecting or pertaining to a Property, including, without limitation, the Permitted Exceptions, cart leases and equipment leases, documents relating to the construction of Improvements, agreements and permits relating to the supply of water for irrigation and other uses to the Properties.

          1.1.63 "Other Charges" - all ground rents, maintenance charges, other governmental impositions, and other charges including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied, assessed or imposed against a Property or any part thereof.

          1.1.64 "Parent" - ClubCorp USA, Inc., a Delaware corporation, the sole owner of Borrowers and a wholly owned subsidiary of Guarantor.

          1.1.65 "Partial Release Conditions" - all of the following conditions with respect to a proposed release of a Property from the lien of the Mortgage:

          (a) No Event of Default or Incipient Default shall have occurred and be continuing;

          (b) Borrowers shall either have paid Lender an amount equal to 115% of the Allocated Loan Amount for such Property or shall have substituted a Property satisfying all of the conditions for a "Substitute Property", subject to the limitation that the option to provide a Substitute Property may be used only twice during the term of the Loan;

          (c) Borrowers shall have paid Lender a release fee equal to 3% of the amount of the Loan prepaid if such prepayment occurs during loan months 25 through 36;

          (d) The remaining Properties (after application of the release price) shall have a Debt Service Coverage Ratio of 1.4x or greater, determined using
(i) an interest rate the greater of the actual rate on the Notes at the time of determination or 10% and (ii) a 25 year amortization schedule and with NOI adjusted so that payments of membership and initiation fees do not exceed 10% of total Gross Revenues; and

          (e) No Partial Release may occur until June 2, 2005.

          1.1.66 "Permitted Encumbrances" - the liens, claims, assessments, encumbrances and rights of others encumbering title to the Premises and the Personal Property which are set forth on Exhibits B-1 through B-5.

          1.1.67 "Person" - an individual, partnership, limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

          1.1.68 "Personal Property" - as defined in the Mortgages.

          1.1.69 "Phase I" - the Phase I Environmental I Site Assessments described in Schedule 1.1.66.

          1.1.70 "Policies" - all policies of insurance required by Section 6.1.

          1.1.71 "Proceeds" - all proceeds, judgments, claims, compensation, awards of damages and settlements with respect to or hereafter made as a result of or in lieu of any condemnation or taking of the Premises by eminent domain or any casualty loss of or damage to any of the Premises, the Equipment, the Intangibles, the Leases or the Profits (each as defined in the Mortgages), all refunds with respect to the payment of property taxes and assessments, and all other proceeds of the conversion, voluntary or involuntary, of the Premises, the Equipment, the Intangibles, the Leases or the Property Income, or any part thereof, into cash or liquidated claims.

          1.1.72 "Remedial Work" - any inspection, assessment, investigation, site monitoring, containment, cleanup, removal, restoration, corrective action or other work of any kind to prevent, cure or mitigate any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or which is reasonably necessary or desirable under an applicable Environmental Law, and the matters described on Exhibit C as Environmental Matters.

          1.1.73 "Repair Escrow Account" - as defined in Section 4.1.11.

          1.1.74 "Repairs" - the repairs, construction and deferred maintenance at the Properties listed on Exhibit C.

          1.1.75 "Replacement Reserve Account" - as defined in Section 4.1.11.

          1.1.76 "Replacements" - the replacements and capital improvements at the Properties listed on Exhibit D and such other replacements of Equipment (as defined in the Mortgages) as Lender may approve from time to time.

          1.1.77 "Request for Release" - as defined in Section 4.1.31.

          1.1.78 "Required Improvements" as described in Exhibit C.

          1.1.79 "Requirements of Law" - (a) the organizational documents of an entity, and (b) any law, regulation, ordinance, code, decree, treaty, ruling or determination of an arbitrator, court or other Governmental Authority, or any Executive Order issued by the President of the United States, in each case applicable to or binding upon such Person or to which such Person, any of its property or the conduct of its business is subject including, without limitation, laws, ordinances and regulations pertaining to the zoning, occupancy and subdivision of real property.

          1.1.80 "Securities" - one or more classes of mortgage-backed, pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement.

          1.1.81 "Securitization" as defined in Section 4.1.20.

          1.1.82 "Security Agreements" - the Security Agreements of even date herewith from each Borrower, as debtor, to Lender, as secured party.

          1.1.83 "Shared Services Agreement" - the Shared Services Agreements dated December 25, 2002, 2003 between ClubCorp Financial Management Company, a Nevada corporation ("Service Provider") and each Borrower.

          1.1.84 "Substitute Property" - a property which Borrowers propose to substitute for a Property which meets all of the following requirements:

          (a) The appraised value allocated to the Substitute Property shall be no less than the appraised value of the Property Borrowers propose to be released;

          (b) The Allocated Loan Amount for the Substitute Property shall not be greater than the Allocated Loan Amount for the Released Property;

          (c) The Debt Service Coverage Ratio of the Properties, excluding the Release Property and adding the Substitute Property, shall be equal to or greater than the Debt Service Coverage Ratio of the Properties immediately prior to the proposed release and substitution;

          (d) Borrowers shall have paid an asset substitution fee equal to 0.5% of the Allocated Loan Amount for the Substitute Property established by Lender and all costs and expenses of Lender, including, without limitation, legal fees and expenses and title charges in connection with such substitution;

          (e) No Event of Default or Incipient Default shall have occurred and be continuing;

          (f) Borrowers shall have the right to only two (2) Property substitutions, and the total of the Allocated Loan Amounts for all Substitute Properties shall not be greater than 40% of the aggregate Allocated Loan Amounts on the date hereof;

          (g) Lender shall have approved the Substitute Property, in its good faith judgment, giving consideration to the operations, prospects, condition and location of the Property and such other factors as Lender uses in underwriting golf course properties; and

          (h) Borrowers shall have executed such notes, mortgages, security agreements, amendments to this Agreement and the Loan Documents as Lender may request and satisfy all of the conditions set forth in this definition and the definition of Partial Release with respect to such Substitute Property.

          1.1.85 "Tax and Insurance Escrow Account" -as defined in Section
4.1.11.

          1.1.86 "Tax and Insurance Escrow Fund" - all amounts collected under
Section 4.1.1.

          1.1.87 "Taxes" - all taxes, assessments, water rates and sewer rents, now or hereafter levied, assessed or imposed against any Property or any part thereof.

          1.1.88 "Title Company" - Stewart Title Guaranty Company.

          1.1.89 "Title Policy" - a mortgagee's policy or policies of title insurance issued on the 1970 ALTA form by the Title Company in the aggregate face amount of $31,000,000, together with such reinsurance and direct access agreements as Lender may request, guaranteeing as of the date of the Closing, the Mortgages to be a valid first and prior lien on each Borrower's fee simple interest in the Premises (including any easements appurtenant thereto) subject only to the Permitted Encumbrances. The Title Policy shall contain such endorsements as Lender may reasonably require.

          1.1.90 "Work" - Repairs or Replacements, as applicable.

          1.1.91 In this Agreement, the word "including" shall mean "including without limitation."

                                    ARTICLE 2
              BORROWERS' REPRESENTATIONS, WARRANTIES AND COVENANTS

     2.1 Borrowers' Representations, Warranties and Covenants. Each Borrower hereby represents, covenants and warrants as follows:

          2.1.1 Accuracy of Recitals. Each of the recitals to this Agreement is true and correct.

          2.1.2 Existence and Ownership. Such Borrower is duly organized and validly existing in good standing under the applicable laws of the state of its creation as a corporation, and such Borrower is qualified to do business in and is in good standing in its state of formation and in the state in which its Property is located, with full power, right, authority and legal capacity to enter into this Agreement, the Loan and the Loan Documents and to operate its Property as contemplated hereunder. If the issuance of any interest in any Borrower is subject to any so-called "Blue Sky Laws" and/or any federal securities laws and regulations, each such issuance has been in compliance with all such laws and regulations to which it is subject.

          2.1.3 Execution. The execution, delivery and performance of the Loan Documents executed or delivered by such Borrower and the consummation of the transactions contemplated thereby: (i) have been duly authorized by all requisite actions; (ii) have been approved or consented to by all of their respective constituent entities whose approval or consent is required to be obtained; (iii) do not require the approval or consent of any governmental authority having jurisdiction over any of such Borrower or its Property; (iv) do not and will not constitute a violation of, or default under, the governing instruments of such Borrower or any applicable requirement of a governmental authority; and (v) will not be in contravention of any court or administrative order or ruling applicable to such Borrower or its Property, or any mortgage, indenture, agreement, commitment or instrument to which such Borrower is a party or by which it or its assets are bound, nor create or cause to be created any mortgage, lien, encumbrance, or charge against the assets of such Borrower other than those permitted by the Loan Documents.

          2.1.4 No Litigation. There are no actions, suits or proceedings pending, or, to the best knowledge of such Borrower, threatened, nor any pending or, to the best knowledge of such Borrower, threatened labor disputes, against or affecting such Borrower or its Property, or any other collateral covered by the Loan Documents, or involving the validity or enforceability of the Loan Documents or the priority of the liens created or to be created thereby, at law or in equity, or before or by any governmental authority, which, if adversely determined, would, in the determination of Lender, either individually or in the aggregate, have a material adverse affect on (i) the operation of its Property as contemplated hereunder, (ii) the ability of such Borrower to pay all of its liabilities or to perform all of its obligations in the manner and within the time periods required under the Loan Documents, (iii) the validity, enforceability or consummation of the Loan Documents or the transactions contemplated thereby, or (iv) the title to its Property, the permitted uses of its Property or the value of the security provided by the Loan Documents. Such Borrower has complied with all requirements of ERISA.

          2.1.5 Enforceability. This Agreement and the other Loan Documents are the legal, valid and binding obligations of such Borrower, and are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor would the operation of any of the terms of the Notes, this Agreement and the other Loan Documents, or the exercise of any right thereunder, render this Agreement or the other Loan Documents unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury.

          2.1.6 Compliance with Laws. All certifications, permits, licenses and approvals required for the legal use, occupancy and operation of the Properties as a golf course with the amenities and appurtenances described in the Recitals, including, without limitation, any applicable liquor license, certificate of completion and occupancy permit, have been obtained and are in full force and effect. The Properties are free of material damage and is in good repair, and there is no proceeding pending or, to the best of such Borrower's best knowledge, threatened for the total or partial condemnation of, or affecting, the Properties.

          2.1.7 Access; Compliance with Laws. Except as disclosed in the survey and Permitted Encumbrances provided to Lender, all of the Improvements which were considered in determining the appraised value of the Properties lie wholly within the boundaries and building restriction lines of the Properties, no improvements on adjoining properties encroach upon the Properties, and no easements or other encumbrances upon the Land encroach upon any of the Improvements, so as to affect the value or marketability of the Properties. Each Property is contiguous to and has access to a physically and legally open all-weather public street, has all necessary permits and approvals for ingress and egress, is adequately serviced by public water, sewer systems and utilities and is on one or more separate tax parcels, all of which are separate and apart from any other property owned by such Borrower or any other person. Each Property has all necessary access by public roads or easements which in each case are not terminable and are not subordinate to any mortgage other than this Agreement. Each Property and all of the Material Improvements comply or have legally valid and enforceable exceptions to compliance with all laws, ordinances or regulations pertaining to the use or operation of each Property, including, without limitation, applicable zoning, subdivision and land use, fire, health and safety laws, regulations and ordinances.

          2.1.8 Utilities. All utility services necessary and sufficient for the use or operation of each Property are available including water (including water for irrigation), storm sewer, sanitary sewer, gas, electric and telephone facilities.

          2.1.9 Leases. The Properties are not subject to any leases, licenses or other use or occupancy agreements other than the Leases, the Consulting Agreement, the Shared Services Agreement, the Permitted Exceptions and the Operating Agreements disclosed and delivered to Lender in connection with this Agreement. The Leases are in full force and effect and there is no default, breach or violation existing thereunder by any party thereto and no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or violation by any party thereunder.

          2.1.10 Financial Information. The financial statements of such Borrower and Guarantor heretofore furnished to Lender are, as of the date specified therein, complete and correct in all material respects and fairly present the financial condition of such Borrower and Guarantor and are prepared in accordance with GAAP applied on a consistent basis, except for monthly operating statements and for year end revenue adjustments with respect to membership sales. Neither such Borrower nor Guarantor on the date hereof has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments which in each case are known to such Borrower or Guarantor and which, in such Borrower's opinion, are reasonably likely to result in a material adverse effect on any Property or the operation thereof as a golf course and country club, except as referred to or reflected or provided for in the financial statements heretofore furnished to Lender or as otherwise disclosed to Lender herein. Since the last date of such financial statements, there has been no material adverse change in the financial condition, operations or business of such Borrower and Guarantor from that set forth in such financial statements as of the dates thereof.

          2.1.11 Consulting Agreement; Shared Services Agreement. The Consulting Agreement and Shared Services Agreement are in full force and effect and there is no default, breach or violation existing thereunder by any party thereto and no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or violation by any party thereunder.

          2.1.12 Adverse Effect. Neither the execution and delivery of the Loan Documents, such Borrower's performance thereunder, nor the exercise of any remedies by Lender, will adversely affect (i) such Borrower's rights under its Consulting Agreement, the Leases or the Operating Agreements or (ii) the licenses, registrations, permits, certificates, authorizations and approvals necessary for the operation of the Properties as golf courses with the amenities described in the Recitals.

          2.1.13 Condition of Properties. Since the date of the last inspection of the Properties by Lender: (i) no material portion of the Properties has been damaged and not repaired to Lender's satisfaction or has been taken in condemnation or other similar proceedings; and (ii) no change has occurred in the structure or physical condition of the Properties other than customary wear and tear.

          2.1.14 No Material Change. Since the date of the information and documentation relating to the Properties furnished to Lender, no material change in the Properties has occurred. There exists no fact, event or disclosure in connection with the Loan that reasonably could be expected to cause the Loan to become delinquent or otherwise have a material adverse affect on the Loan or the Properties.

          2.1.15 No Default. No default has occurred and is continuing in the performance of any obligation of such Borrower or any affiliate of such Borrower which would be deemed an Event of Default under the Loan Documents if they were in effect, or any instruments evidencing, securing or guaranteeing any other loan.

          2.1.16 No Violation. No notice of violation of any municipal ordinances has been filed against the Properties by any Governmental Authority.

          2.1.17 Physical Condition. Except as disclosed on Schedule
2.1.17, such Borrower has no knowledge of any latent or patent defects in the roof, foundations, irrigation system, sprinkler mains, garage, structural, mechanical and HVAC systems and masonry wall in any of the Improvements.

          2.1.18 Survey. The surveys of the Properties delivered to Lender in connection with this Agreement has been performed by a duly licensed surveyor or registered professional engineer in the jurisdictions in which the Properties are situated and does not fail to reflect any material matter affecting the Properties or the title thereto.

          2.1.19 Ownership. Such Borrower is the owner of all of Personal Property and Equipment located on or used in connection with its Property, except as described on Schedule 2.1.19.

          2.1.20 Operating Agreements. Such Borrower has furnished Lender with a true and complete copy of all Operating Agreements, all of which are in full force and effect, free from default.

          2.1.21 Golf Course Operations. The golf clubs operated at the Properties are private golf clubs. The Borrowers have furnished Lender with all membership documents and agreements, including marketing materials, application forms, membership agreements, by-laws and organizational documents, and financing notes and agreements relating to the sale and issuance of memberships and the rights and privileges of members. The members have the rights, privileges and benefits described in the membership agreements, bylaws and marketing materials previously delivered to Lender, and no other rights. A true and complete schedule of all accounts receivable with respect to the sale of memberships has been furnished by Borrowers. All members are required to make full payments for membership privileges, except as previously disclosed to Lender. Borrowers have provided Lender with information that describes the current schedule of membership initiation fees, initiation fee accounts receivable, and other charges. There are no defaults of more than 30 days under any membership sale receivables except as previously disclosed to Lender.

          2.1.22 Tax Division. A tax division has been effected with respect to each Premises so that it is taxed for ad valorem taxation without regard to or inclusion of any other property. No subdivision or other approval is necessary with respect to any Premises in order for any Borrower to mortgage, convey and otherwise deal with its Premises as a separate lot or parcel.

          2.1.23 Non-Foreign Status of Borrowers. Such Borrower is not a non-resident alien for purposes of U.S. income taxation and is not a foreign corporation, partnership, foreign trust or foreign estate (as said terms are defined in the Code).

          2.1.24 ERISA. Such Borrower is not a party to any plan defined and regulated under ERISA or Section 4975 of the Code. None of the assets of such Borrower are "plan assets" as defined in 29 C.F.R. (S)2509.75-2 or
(S)2510.3-101.

          2.1.25 Security Interest. The Security Agreements and the
Mortgages, together with the Financing Statements filed in connection therewith, create a valid, enforceable and perfected first priority security interest in the Collateral (as defined in the Security Agreements) including the Personal Property, subject to no other interests, liens or encumbrances.

          2.1.26 Bankruptcy. No petition in bankruptcy, whether voluntary or involuntary, or assignment for the benefit of creditors, or any other action involving debtors' and creditors' rights has ever been filed under the laws of the United States of America or any state thereof, or threatened, against such Borrower or any other Loan Party or against any other entity in which such Borrower or any other Loan Party is a principal or general partner.

          2.1.27 No Illegal Activity as Source of Funds. No portion of the Properties has been or will be purchased, improved, equipped or furnished with proceeds of any illegal activity.

          2.1.28 Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws. Such Borrower, and to the best of such Borrower's knowledge, after having made diligent inquiry, (a) each Person owning an interest of 20% or more in such Borrower, (b) Guarantor, (c) the Property Consultant, (d) the Service Provider and (e) each tenant at a Property: (i) is not currently identified on OFAC List, and (ii) is not a Person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States. Such Borrower has implemented procedures, and will consistently apply those procedures throughout the term of the Loan, to ensure the foregoing representations and warranties remain true and correct during the term of the Loan.

          2.1.29 Hazardous Substances. To the best of such Borrower's knowledge, after due inquiry and investigation, except as set forth in the Phase
I: (a) the Properties are not in direct or indirect violation of any Environmental Laws; (b) the Properties are not subject to any private or governmental lien or judicial or administrative notice or action relating to Hazardous Substances; (c) no Hazardous Substances are or have been, prior to such Borrower's acquisition of the Properties, discharged, generated, treated, disposed of or stored on, incorporated in or removed or transported from the Properties other than in compliance with all Environmental Laws; and (d) no underground storage tanks exist on any of the Properties.

          2.1.30 Asbestos. After due inquiry and investigation, no Asbestos is located on the Properties.

          2.1.31 Representations Remade. Such Borrower warrants and covenants that the foregoing representations and warranties will be true and shall be deemed remade as of the date of the Closing and as of the date of each other Advance pursuant to Article 5. All representations and warranties made herein or in any other Loan Document or in any certificate or other document delivered to Lender by or on behalf of such Borrower pursuant to or in connection with this Agreement or any other Loan Document shall be deemed to have been relied upon by Lender, notwithstanding any investigation heretofore or hereafter made by or on behalf of Lender. All such representations and warranties shall survive the making of the Loan and any or all of the Advances contemplated hereby and shall continue in full force and effect until such time as the Loan has been paid in full.

                                    ARTICLE 3
                           GENERAL CONDITIONS OF LOAN

     3.1 Loan Documents. It shall be a condition precedent to Lender's obligation to make the Loan that at or before the Closing, Borrowers shall execute and deliver or cause to be duly executed and delivered to Lender all of the Loan Documents and that all of the Loan Documents shall be satisfactory to Lender in form and substance.

     3.2 Additional Requirements. In addition to the Loan Documents, prior to the Closing, Borrowers shall deliver or cause to be delivered to Lender each of the following, all of which shall be in form and substance satisfactory to
Lender:

          3.2.1 Title Policy. The Title Policy.

          3.2.2 Survey. A survey of each of the Premises, certified to Lender and the Title Company by a surveyor reasonably satisfactory to Lender, which survey shall contain the minimum detail for land surveys as most recently adopted by ALTA/ASCM, and which survey shall comply with Lender's survey requirements and shall contain Lender's standard form certification. Said survey shall show no state of facts or conditions objectionable to Lender.

          3.2.3 Opinion. An opinion each Borrower's and Guarantor's counsel dated the date of the Closing and relating to such matters with respect to this Agreement and the transaction contemplated hereby (including usury and enforceability) as Lender may require. By its execution and delivery of this Agreement, Borrowers authorize and directs such counsel to render such opinion.

          3.2.4 Insurance. The insurance policies described in Section 6.1, or certificates of insurance evidencing the same.

          3.2.5 UCC Searches. Uniform Commercial Code searches made in the State(s) of Texas, Pennsylvania, Virginia, California, South Carolina and Delaware showing no filings relating to (i) the Personal Property (other than cart leases), (ii) any fixtures on the Premises, or (iii) the Collateral.

          3.2.6 Corporate Documentation. Certified copies of each Borrower's and Guarantor's articles of incorporation, by laws, certificates of good standing for the States of Delaware, Pennsylvania, Virginia, California, Texas and South Carolina, and original corporate resolutions and certificates of incumbency with specimen signatures for the authorized officer. Certificates evidencing each Borrower's qualification to do business in the state its Property is located.

          3.2.7 Environmental Assessment. An environmental site assessment with respect to each of the Premises prepared by an environmental consultant satisfactory to Lender showing no matters unsatisfactory to Lender, a letter from the consultant preparing the environmental site assessment stating that Lender is authorized to rely on the information contained therein, and evidence satisfactory to Lender of said environmental consultant's errors and omissions insurance coverage.

          3.2.8 Subordination of Consulting Agreement. A certified copy of the Consulting Agreement and Shared Servicing Agreement for each Property, together with a subordination of each Consulting Agreement whereby each Consulting Agreement and Shared Services Agreement is subordinated to the Loan and Lender is given the right to terminate each Consulting Agreement and Shared Services Agreement or any replacement thereof upon the occurrence of an Event of Default, without payment of any termination or other fee or other liability on the part of Lender.

          3.2.9 Leases/Subordination Agreements and Estoppels. Certified copies of all Leases which shall be satisfactory to Lender in its sole discretion, together with (i) an estoppel certificate executed by the tenant under each Lease in form and substance satisfactory to Lender, and (ii) a subordination, non-disturbance and attornment agreement executed by each such tenant.

          3.2.10 Licenses, Permits and Approvals. A final, unconditional certificate of occupancy issued with respect to each of the Premises, copies of all water use permits and liquor licenses, together with such other applicable licenses, permits and approvals as Lender or any Governmental Authority may require.

          3.2.11 Agreements. Certified copies of all Operating Agreements, service contracts, cart leases and equipment leases, if any, relating to each Borrower's ownership and operation of the Properties.

          3.2.12 Zoning. Evidence satisfactory to Lender as to the zoning compliance of each of the Premises.

          3.2.13 Lender's Inspection. A satisfactory inspection report of each of the Premises prepared by an engineer or other consultant satisfactory to Lender.

          3.2.14 Operating and Financial Statements. Current financial statements satisfactory to Lender for each Borrower and each other Loan Party, together with operating and cash flow statements for each Property.

          3.2.15 Other Items. Such other documents and instruments as Lender may reasonably require.

                                    ARTICLE 4
                         FURTHER COVENANTS OF BORROWERS

     4.1 Further Covenants of Borrowers. Each Borrower hereby further covenants and agrees with Lender as follows:

          4.1.1 Taxes and Impositions.

          (a) Such Borrower shall pay all Taxes and all Other Charges as they become due and payable. Such Borrower will deliver to Lender evidence satisfactory to Lender that the Taxes and Other Charges have been so paid, or are not then delinquent, no later than thirty (30) days following the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid. Such Borrower shall not suffer, and shall promptly cause to be paid and discharged, any lien or charge whatsoever which may be or become a lien or charge against the Properties, and shall promptly pay for all utility services provided to the Properties. Such Borrower shall furnish to Lender or its designee receipts for the payment of the Taxes, Other Charges and charges for utility services prior to the date that such obligations shall become delinquent. Such Borrower shall be entitled to contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount of any Taxes or Other Charges. Notwithstanding the preceding sentence, during the pendency of any such contest such Borrower shall pay or cause to be paid all Taxes and Other Charges as and when due and payable, or otherwise in accordance with this paragraph.

          (b) Notwithstanding the provisions of Sections 4.1.1 (a) and 4.1.3 hereof, such Borrower shall not be in default for failure to pay or discharge Taxes, Other Charges or a mechanic's or materialman's lien asserted against a Property if, and so long as: (a) such Borrower shall have notified Lender of such nonpayment and the reasons therefor within ten (10) days of obtaining knowledge thereof; (b) such Borrower shall diligently and in good faith contest such Taxes, Other Charges or lien by appropriate legal proceedings which shall operate to prevent the enforcement or collection thereof and the sale of a Property or any part thereof, in satisfaction thereof; (c) such Borrower shall have furnished to Lender a cash deposit, or an indemnity bond satisfactory to Lender with a surety satisfactory to Lender, in the amount of the Taxes, other Charges or mechanic's or materialman's lien claim, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to assure payment of the matters under contest and to prevent any sale or forfeiture of a Property or any part thereof; (d) such Borrower shall promptly upon final determination thereof pay the amount of any such Taxes, Other Charges or claim so determined, together with all costs, interest and penalties which may be payable in connection therewith; and (e) the failure to pay the Taxes, Other Charges or mechanic's or materialman's lien claim does not constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of a Property. Notwithstanding the foregoing, such Borrower shall immediately upon request of Lender pay (and if such Borrower shall fail so to do, Lender may, but shall not be required to, pay or cause to be discharged or bonded against) any such Taxes, Other Charges or claim notwithstanding such contest, if in the opinion of Lender, a Property or any part thereof or interest therein may be in danger of being sold, forfeited, foreclosed, terminated, canceled or lost. Lender may pay over any such cash deposit or part thereof to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

          (c) Such Borrower shall pay to Lender on the date hereof and thereafter monthly on the first (lst) day of each calendar month: (a) one-twelfth (1/12th) of an amount which would be sufficient to pay the Taxes and Other Charges payable, or estimated by Lender to be payable, during the next ensuing twelve (12) months; and (b) in the event any Borrower fails to pay any Insurance Premium when due or allows any insurance coverage to lapse, or an Event of Default occurs, one-twelfth (1/12th) of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the amounts described in clauses (a) and (b) above, collectively, the "Tax and Insurance Escrow Fund"). The Tax and Insurance Escrow Fund and the monthly installments of principal and interest payable under the Notes shall be added together and shall be paid as an aggregate sum by such Borrower to Lender. Such Borrower hereby pledges to Lender any and all monies now or hereafter deposited in the Tax and Insurance Escrow Fund as additional security for the payment of the Debt. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by such Borrower pursuant to Section 4.1.1(a) hereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 4.1.1(a) hereof, Lender shall, in its discretion, either return any excess to such Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. If the Tax and Insurance Escrow Fund is not sufficient to pay the items set forth in Section 4.1.1(a) above, such Borrower shall promptly pay to Lender, upon demand, an amount which Lender shall estimate as sufficient to make up the deficiency. Upon the occurrence of an Event of Default, Lender may apply any sums then comprising the Tax and Insurance Escrow Fund to the payment of the Debt in any order in its sole discretion. Until expended or applied as above provided, any amounts in the Tax and Insurance Escrow Fund shall constitute additional security for the Debt. To the extent permitted by applicable law, the Tax and Insurance Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Lender. No earnings or interest on the Tax and Insurance Escrow Fund shall be payable to such Borrower.

          4.1.2 Mortgage Taxes. Such Borrower shall pay any and all taxes, charges, filing, registration and recording fees, excises and levies imposed upon Lender by reason of their respective interests in, or measured by amounts payable under, the Notes executed by such Borrower, this Agreement, the Mortgages or any other Loan Document (other than income, franchise and doing business taxes), and shall pay all stamp taxes and other taxes required to be paid on the Notes, this Agreement, the Mortgages or the other Loan Documents. If such Borrower fails to make such payment within five days after notice thereof from Lender, Lender may (but shall not be obligated to) pay the amount due, and such Borrower shall reimburse Lender on demand for all such Advances. If applicable law prohibits such Borrower from paying such taxes, charges, filing, registration and recording fees, excises, levies, stamp taxes or other taxes, then Lender may declare the Debt then unpaid to be immediately due and payable. In such event, no prepayment fee shall be charged.

          4.1.3 No Liens. Except for Permitted Encumbrances and as otherwise permitted under this Loan Agreement, the Properties shall be kept free and clear of all liens, security interests and encumbrances of every nature or description (whether for taxes or assessments, or charges for labor, materials, supplies or services or any other thing). Other than the Permitted Encumbrances, such Borrower will not cause or permit any instrument or document affecting any Property to be recorded without Lender's prior written consent thereto.

          4.1.4 Maintenance of Property. Such Borrower shall cause its Property to be maintained in a good and safe condition and repair and in the same quality and condition as of the date hereof. The Improvements and the Equipment shall not be removed, demolished or materially altered (except for normal replacement of the Equipment or retirement of Improvements and Equipment no longer needed for the operation of Borrower's business) without the prior written consent of Lender. Such Borrower shall promptly comply with all laws, orders and ordinances affecting the Properties, or the use thereof, subject to such Borrower's right to contest the same as provided in this Agreement or such Borrower has a valid and legally enforceable exception to compliance. Such Borrower shall promptly repair, replace or rebuild any part of the Properties which may be destroyed by any casualty, or become damaged, worn or dilapidated, or which may be affected by any proceeding of the character referred to in Section 4.1.16 hereof, and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Except as expressly permitted in writing by Lender, such Borrower shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction limiting or defining the uses which may be made of the Properties or any part thereof. If under applicable zoning provisions the use of all or any portion of the Properties are or shall become a nonconforming use, such Borrower will not cause or permit such nonconforming use to be discontinued or abandoned without the prior written consent of Lender. Such Borrower shall not without the prior written consent of Lender: (a) change the use of the Land as currently configured and utilized; or (b) permit or suffer to occur any waste on or to the Properties or to any portion thereof. Such Borrower shall not enter into any license, easement, covenant or other agreement affecting the Properties without the prior written consent of Lender.

          4.1.5 Personal Property. All of the Personal Property and Equipment (other than office equipment) for each Property, except as listed in Schedule
2.1.19 or replaced with leased property as contemplated elsewhere in this Agreement, shall be owned by the applicable Borrower in such Borrower's name.

          4.1.6 Compliance. Such Borrower shall comply with all (i) building, zoning, fire, health, environmental, disability and use laws, codes, ordinances, rules and regulations, (ii) covenants and restrictions of record and (iii) easements which are in any way applicable to the Premises, the Improvements or any part thereof or to the construction of any improvements thereon and the use or enjoyment thereof. Such Borrower shall provide Lender with copies of all permit and license renewals on an annual basis.

          4.1.7 Performance of Other Agreements.

          (a) Such Borrower shall observe and perform each and every term to be observed or performed by such Borrower pursuant to the terms of the Operating Agreements. Upon written request by Lender, such Borrower shall deliver to Lender estoppel certificates from each party to the Operating Agreements in form and substance satisfactory to Lender; provided, however, that such Borrower shall not be required to deliver such certificates more frequently than once in any consecutive twelve (12) month period except upon any sale or transfer (or proposed sale or transfer) of the Loan by Lender.

          (b) Such Borrower will not surrender its interests under the Operating Agreements or terminate, cancel, modify, change, supplement, alter or amend the Operating Agreements orally or in writing without the express written consent of Lender, and any such termination, cancellation, modification, change, supplement, alteration or amendment of the Operating Agreements without the prior written consent thereto of Lender shall be void and of no force or effect. No release or forbearance of any of a Borrower's obligations under the Operating Agreements, pursuant to the Operating Agreements or otherwise, shall release such Borrower from any of its obligations under the Loan Documents, including its obligations with respect to the payment of all sums as provided for in the Operating Agreements and the performance of all of the terms, conditions and agreements contained in the Operating Agreements to be kept, performed and complied with by the applicable Borrower.

          (c) Such Borrower shall observe and perform each and every term to be observed or performed by such Borrower pursuant to the terms of the Operating Agreements and shall:

               (i) diligently proceed to cure any default and satisfy any demand made upon it pursuant to the Operating Agreements;

               (ii) promptly notify Lender in writing of any default notice received by such Borrower under the Operating Agreements and provide Lender with copies of any notices delivered in connection therewith;

               (iii) promptly enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by the other party under the Operating Agreements; and

               (iv) grant Lender the right, but Lender shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Operating Agreements on the part of such Borrower to be performed or observed to be promptly performed or observed on behalf of such Borrower, to the end that the rights of such Borrower in, to and under said Operating Agreements shall be kept free from default.

          4.1.8 Lender's Expenses. Borrowers shall pay, on demand by Lender, all expenses, charges, costs and fees in connection with the negotiation, documentation and Closing of the Loan, including all registration and recording fees, insurance consultant fees, if any, environmental consultant fees, costs of appraisals, costs of engineering reports, fees and disbursements of all counsel (both local and special) for Lender, escrow fees, cost of surveys, fees and expenses of Lender's Consultant or others employed by Lender to inspect the Premises from time to time, and reasonable out-of-pocket travel expenses incurred by Lender and Lender's agents and employees in connection with the Loan. At Closing, Lender may pay directly from the proceeds of the Loan each of the foregoing expenses.

          4.1.9 Loan Fee. Borrowers shall pay Lender upon the Closing the Commitment Fee and a $7,500 underwriting fee. Lender acknowledges receipt of $75,000 from Borrowers, which shall be applied toward payment of the Loan Fee.

          4.1.10 Books and Records. Borrowers will maintain full and accurate books of accounts and other records reflecting the operations of each Property. Each Borrower will furnish, or cause to be furnished to Lender, within thirty
(30) days of the end of each Fiscal Month or the indicated period, the following items, each certified by a senior financial officer of such Borrower as true, correct and complete as of the end of and for such period (subject to normal year-end adjustments), and as having been prepared in accordance with the generally acceptable accounting principles, consistently applied: (a) Fiscal Month and Fiscal Year to date operating statements detailing the total revenues received and total expenses incurred in connection with the ownership and operation of the Properties, including a comparison of the budgeted income and expenses and the actual income and expenses for such Fiscal Month and the Fiscal Year to date (which operating information shall include the Improvements) in a form reasonably acceptable to Lender; (b) a report showing number of rounds played, average revenue per round and green fees, with a breakdown of green fee, food and beverage, driving range and pro shop revenue per round a form reasonably acceptable to Lender; (c) a summary of membership sales, other membership sales, total membership sales and Borrower's good faith estimate remaining inventory of memberships available for sale (by membership category), an accounting of all membership initiation fee proceeds collected, a summary of member notes receivable as well as an accounting of all collections on membership notes receivable in a form reasonably acceptable to Lender; and (d) on or before April 30 of each year, annual financial statements of Guarantor audited by KPMG or another "Big-4" certified public accountant firm acceptable by Lender. Upon request by Lender, Borrowers will provide a detailed explanation of any variances of ten (10%) percent or more between budgeted and actual amounts for such periods. Borrowers shall furnish or cause to be furnished, by April 30 of each year, a statement of the financial affairs and condition of the Properties, including a statement of profit and loss and a balance sheet for the Properties for the immediately preceding fiscal year and Borrowers shall deliver to Lender on or before December 20 of each Fiscal Year capital expenditure budget for the Properties and a management plan for each Property for the next succeeding Fiscal Year in such detail as Lender may reasonably request including projections of number of rounds played, average revenue per round and green fees, with a breakdown of green fee, food and beverage, driving range and pro shop revenues per round, and a detailed marketing plan in the form reasonably acceptable to Lender (specifying, among other things, green fees being charged and rounds to be played at golf courses similar in nature and in the general vicinity of the Properties) for the Properties for the next year, a list of current members, a list of people waiting to purchase memberships and a list of memberships to be refunded. At any time and from time to time Borrowers shall deliver to Lender or its agents such other financial data as Lender or its agents shall reasonably request with respect to the ownership, maintenance, use and operation of the Properties, within 30 days after request. All information required to be furnished to Lender pursuant to this Section shall be on the form provided by Lender (which form shall accompany Lender's request).

          4.1.11 Annual Budget; Accounts.

          (a) No later than November 20 of each year, each Borrower shall submit to Lender, for Lender's approval, a form of budget for each Property for the twelve (12) calendar months succeeding the term covered by the last approved budget. Lender's approval of any proposed budget shall not be unreasonably withheld or delayed. If Lender's approval or disapproval is not given prior to the last Tuesday in December, each Borrower shall be deemed to be authorized to operate each Property in accordance with the proposed form of budget.

          (b) Lender shall this day, or as soon hereafter as is practicable, establish and shall thereafter maintain the following Accounts, each of which shall be in Lender's name and shall constitute additional security for the Loan:

               (i) The Replacement Reserve Account, into which shall be deposited at Closing and thereafter monthly on the first (1st) day of each calendar month, pursuant to the Budget, shall be an amount, determined on each July 1, equal to one twelfth (1/12th) of three percent (3%) of the Gross Revenues derived from the operation of each of the Properties during the preceding twelve months (excluding initiation deposits and fees) unless Borrowers shall have provided Lender with evidence satisfactory to Lender that each Borrower has spent a minimum of three percent (3%) of Gross Revenues (excluding initiation deposits and fees) during such twelve (12) month period for such purposes. In addition, if for any such twelve (12) month period Borrowers shall not have spent such 3% of Gross Revenues Borrowers shall deposit the deficiency with Lender for further deposit in this Replacement Reserve Account. Borrower may request withdrawal from the Replacement Reserve Account from time to time on a monthly basis to refurbish, repair or replace Equipment at the Properties, all as more particularly set forth in Section 4.1.31 (the "Replacement Reserve Account");

               (ii) The Repair Escrow Account, into which shall be deposited at Closing not less than the sum of Two Million Seven Hundred Twenty-Three Thousand Three

Hundred and No/100 Dollars ($2,723,300.00) for certain improvements at the Properties, from which Borrowers may request withdrawals from time to time on a semi-monthly basis to complete certain specified repairs and/or renovations, all as more particularly set forth in Section 4.1.31 (the "Repair Escrow Account"); and

               (iii) The Tax and Insurance Escrow Account, into which shall be deposited at Closing and thereafter monthly on the first (1st) day of each calendar month, pursuant to the budget, an amount sufficient to satisfy Borrowers' obligations under Section 4.1.1 hereof (the "Tax and Insurance Escrow Account").

          (c) Lender shall have sole signatory authority with respect to any and all withdrawals from the Accounts. All such withdrawals shall be made solely in accordance with the budget approved by Lender, and by this instrument Borrowers do hereby irrevocably each authorize and direct Lender to make all such withdrawals on each Borrower's behalf to satisfy Borrowers' obligations hereunder.

          4.1.12 Management of the Properties. Each Borrower further covenants and agrees with Lender as follows:

          (a) Such Borrower shall cause the golf course located on its Property to be operated pursuant to the Consulting Agreement and Shared Services Agreement.

          (b) Such Borrower shall:

               (i) pay all sums required to be paid by such Borrower under the Consulting Agreement and Shared Services Agreement and promptly perform and observe all of the covenants and agreements required to be performed and observed by it under the Consulting Agreement and Shared Services Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder;

               (ii) promptly notify Lender in writing of any default under Consulting Agreement and Shared Services Agreement of which it is aware and provide Lender with copies of any notices delivered in connection therewith;

               (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan and report received by it under the Consulting Agreement and Shared Services Agreement;

               (iv) promptly enforce the performance and observance of all of the covenants and agreements required to be performed or observed by the Property Consultant under the Consulting Agreement and Shared Services Agreement;

               (v) assign to Lender any right it may have to modify the Consulting Agreement and Shared Services Agreement;

               (vi) grant Lender the right, but Lender shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Consulting Agreement and Shared Services Agreement on the part of such Borrower to be performed or observed to be promptly performed or observed on behalf of such Borrower, to the end that the rights of such Borrower in, to and under the Consulting Agreement and Shared Services Agreement shall be kept unimpaired and free from default;

               (vii) use its reasonable efforts to obtain, from time to time, from the Property Consultant or Shared Service Provider, as applicable, such certificates of estoppel with respect to compliance by such Borrower with the terms of the Consulting Agreement and Shared Services Agreement as may be requested by Lender;

               (viii) exercise each individual option, if any, to extend or renew the term of the Consulting Agreement and Shared Services Agreement upon demand by Lender made at any time within one year of the last day upon which any such option may be exercised, and such Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of such Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest; and

               (ix) promptly notify Lender in writing and provide Lender with copies of any notices delivered to such Borrower, including, without limitation, any notice of violation of any laws, regulations, or ordinances or other notice from any governmental or quasi-governmental authority, or any notice of default under the Leases, the Consulting Agreement, the Shared Services Agreement or any other document or agreement relating to its Property, which contain information that, if true, might materially adversely affect the value, use or operation of its Property.

          (c) Such Borrower shall not, without Lender's prior written consent:
(i) surrender, terminate or cancel the Consulting Agreement or the Shared Services Agreement; (ii) reduce or consent to the reduction of the term of the Consulting Agreement or the Shared Services Agreement; (iii) increase or consent to the increase of the amount of any charges under the Consulting Agreement or the Shared Services Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under the Consulting Agreement or the Shared Services Agreement in any material respect.

          (d) Such Borrower shall not, without Lender's prior written consent, enter into transactions with any affiliate including, without limitation, any arrangement providing for the management of the golf course on its Property, the rendering or receipt of services or the purchase or sale of inventory, except any such transaction in the ordinary course of business of such Borrower if the monetary or business consideration arising therefrom would be substantially as advantageous to such Borrower as the monetary or business consideration which would obtain in a comparable transaction with a person not an affiliate of such Borrower.

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

          4.1.13 Transfer or Encumbrance of the Properties.

          (a) Each Borrower acknowledges that Lender has examined and relied on the creditworthiness and experience of such Borrower and Guarantor, as applicable, in owning and operating properties such as the Properties in agreeing to make the Loan, and that Lender will continue to rely on such Borrower's ownership of its Property and Guarantor's indirect ownership of Borrowers as a means of maintaining the value of the Properties as security for repayment of the Debt. Each Borrower acknowledges that Lender has a valid interest in maintaining the value of the Properties so as to ensure that, should Borrowers default in the repayment of the Debt, Lender can recover the Debt by a sale of the Properties. Except as otherwise provided in this Loan Agreement, no Borrower shall, without the prior written consent of Lender, directly or indirectly sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer any Property or any part thereof or any interest therein, or permit any Property or any part thereof to be sold, conveyed, alienated, mortgaged, encumbered, pledged or otherwise transferred, except for a sale of a Property upon the satisfaction of all Partial Release Conditions in connection therewith.

          (b) A sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer within the meaning of this Section shall be deemed to include: (i) an installment sales agreement wherein a Borrower agrees to sell a Property or any part thereof for a price to be paid in installments; (ii) an agreement by a Borrower leasing all or a substantial part of a Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, such Borrower's right, title and interest in and to any Leases or any Profits; (iii) the merger, consolidation or voluntary or involuntary sale, exchange, conveyance or transfer of Borrower's, Parent's or Guarantor's stock (or the stock of any corporation directly or indirectly (at any tier) controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock, in one or a series of transactions, in any such case the result of which is that an aggregate of more than forty-nine percent (49%) of such corporation's stock (or such controlling corporation's stock) shall be vested, legally or beneficially, in a party or parties who are not now stockholders, other than in connection with an initial public offering of Guarantor; and (iv) the removal, resignation or substitution of the Property Consultant or the merger, consolidation or voluntary or involuntary sale, exchange, conveyance or direct or indirect (at any tier) transfer of the controlling interest in the Property Consultant's stock, partnership interests or membership interests, as applicable, from parties who are not now currently holders of such ownership interests; and not to include:
(v) disposition of Property at retirement or obsolesce of the asset, (vi) disposition of Property no longer needed in the operation of a Borrower's business.

          (c) No sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of a Land and Improvements, or of any interest therein, shall be permitted during the term of the Loan without Lender's prior written approval. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon any Borrower's sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of a Land and Improvements without Lender's written consent. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of a Land and Improvements regardless of whether voluntary or not, or whether or not Lender has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of a Land and Improvements.

          (d) Lender's consent to one sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of a Land and Improvements shall not be deemed to be a waiver of Lender's right to require such consent in the future. Any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of a Land and Improvements made in contravention of this Section shall be null and void and of no force or effect.

          (e) Borrowers agree to bear and shall pay or reimburse Lender on demand for all expenses (including, without limitation, Lender's out-of-pocket attorneys' fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Lender in connection with the review, approval or disapproval, and documentation of any such sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer.

          4.1.14 Certificates; Affidavits.

          (a) Within ten (10) days after request by Lender, Borrowers shall furnish Lender with a statement, duly acknowledged and certified, setting forth:
(i) the amounts of the original principal amount of the Notes; (ii) the then outstanding principal balance of the Notes; (iii) the rate of interest of the Notes; (iv) the date on which installments of interest and principal were last paid; (v) any offsets or defenses to the payment of the Debt; and (vi) that the Notes, this Agreement and the other Loan Documents are valid, legal and binding obligations of Borrowers, which have not been modified or if modified, giving particulars of such modification.

          (b) Within ten (10) days after written request by Lender, Borrowers shall furnish Lender with a certificate reaffirming all representations and warranties of Borrowers set forth herein and in the other Loan Documents as of the date requested by Lender or, to the extent of any changes to any such representations and warranties, so stating such changes.

          (c) Borrowers shall deliver to Lender upon request, tenant estoppel certificates from each tenant under a Lease in form and substance satisfactory to Lender. However, Borrowers shall not be required to deliver such certificates more frequently than once in any consecutive twelve (12) month period except upon any sale or transfer (or proposed sale or transfer) of the Loan by Lender.

          4.1.15 Leases. Borrowers shall furnish Lender with executed copies of all Leases. All renewals of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates and shall be arms-length transactions and shall be subject to the prior written approval of Lender. All Leases shall provide that they are subordinate to the Mortgages and that the lessee agrees to attorn to Lender. Borrowers shall: (A) observe and perform all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt; (B) promptly send to Lender copies of all notices of default which Borrowers shall send or receive thereunder;

(C) enforce all of the terms, covenants and conditions contained in the Leases on the part of the lessee thereunder to be observed or performed, short of termination thereof; (D) not collect any Profits (as defined in the Mortgages) more than one (1) month in advance; (E) not execute any other assignment of the lessor's interest in the Leases or Profits; (F) other than de minimis non-financial amendments, not alter, modify or change the terms of the Leases without the prior written consent of Lender, or, except if a lessee is in default, cancel or terminate the Leases or accept a surrender thereof or convey or transfer or suffer or permit a conveyance or transfer of any Property or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees thereunder. However, any Lease may be canceled if at the time of the cancellation thereof a new Lease is entered into with a bona fide, independent third-party on substantially the same terms or more favorable terms as the canceled Lease; (G) not alter, modify or change the terms of any guaranty of the Leases or cancel or terminate such guaranty without the prior written consent of Lender; (H) not consent to any assignment of or subletting under the Leases not in accordance with their terms, without the prior written consent of Lender; and (I) execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Properties as Lender shall from time to time request.

          4.1.16 Condemnation. Borrowers shall not enter into any agreement for the taking of the Premises or any part thereof with anyone authorized to acquire the same in or by condemnation proceedings, or by the exercise of any power of eminent domain, unless and until Lender shall have consented thereto in writing.

          4.1.17 Litigation. Borrowers shall promptly provide Lender with written notice of any litigation in which Lender is named as a party or which is in excess of $50,000, in which Borrowers, any other Loan Party or any Property is named as defendant which is not fully covered by insurance for which the insurer has assumed the defense and acknowledged coverage, and Borrowers shall provide Lender with copies of all pleadings or orders filed or entered therein or with respect thereto.

          4.1.18 Application of Gross Revenues; Distributions. Borrowers shall promptly apply all revenues from each Property to the payment of all current and past due Expenses at such Property and to the repayment of all sums currently due or past due under the Loan, including all payments of reserves. However, so long as no Event of Default or Incipient Default exists, each Borrower may make distributions to its shareholders from revenues after the payment of all current and past due Expenses and all sums due and payable to Lender for its own account or to be held by it, at or prior to the time of said distribution. All payments made to Lender in respect of the Loan after payment of principal and interest due and payable under the Notes shall be applied by Lender in the following order of priority:

               (i) first, to fund the Tax and Insurance Escrow Accounts;

               (ii) next, to reimburse Lender for any unpaid costs, sums and expenses incurred or advanced by Lender on Borrowers' behalf or in the enforcement of Lender's rights hereunder;

               (iii) next, to fund the Repair Escrow Account;

               (iv) next, to fund the Replacement Reserve Accounts;

               (v) thereafter, one hundred percent (100%) of the balance, if any, to reduce the outstanding principal balance of the Loan.

          4.1.19 Funds Deposited with Lender. To secure all of Borrowers' obligations to Lender under the Loan Documents, each Borrower hereby grants to Lender a security interest in all funds now or hereafter deposited with Lender or otherwise in Lender's possession, custody or control pursuant to the provisions of this Agreement or any other Loan Document. So long as any Event of Default exists, Lender shall have such rights with respect to such funds and any interest accrued thereon as are provided by applicable law and may apply such funds towards the satisfaction of Borrowers' obligations hereunder or under any other Loan Documents. Without limiting any of the foregoing provisions, at the request of Lender, Borrowers shall execute and deliver from time to time such documents as may be necessary or appropriate, in Lender's sole judgment, to assure Lender that it has a first priority perfected security interest in and lien on all funds deposited pursuant to this Agreement.

          4.1.20 Further Assurances.

          (a) Borrowers will, at the cost of Borrowers, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, Financing Statements or continuation statements, transfers and assurances as Lender shall, from time to time, require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Borrowers may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording this Agreement. Borrowers, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Borrowers or without the signature of Borrowers to the extent Lender may lawfully do so, one or more Financing Statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Lender in the Properties. Each Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including, without limitation, such rights and remedies available to Lender pursuant to this Section, but so long as such Borrower is in compliance with the terms and conditions of this Agreement, Lender will first seek such Borrower's assistance in exercising and perfecting such rights and remedies.

          (b) Each Borrower acknowledges that Lender may sell the Loan and the Loan Documents to a party who may pool the Loan with a number of other loans and to have the holder of such loans grant participations therein or issue securities (together with any other participation or syndication of the Loan, a "Securitization"). The Securities may be rated by one or more national rating agencies. Each Borrower acknowledges and agrees that Lender may, at any time, sell, transfer or assign the Notes, this Agreement and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage-backed, pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement. In this regard, each Borrower agrees to make available to Lender all information concerning its business and operations which Lender reasonably requests. Lender may share such information with the investment banking firms, rating agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan or the Securities. Lender may forward to Investor and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to Borrowers and the Properties, whether furnished by Borrowers or otherwise, as Lender determines necessary or desirable consistent with full disclosure for purposes of marketing and underwriting the Loan. Borrowers shall furnish and hereby consent to Lender furnishing to such Investors or such prospective Investors any and all information concerning Borrowers and the Properties as may be requested by Lender, any Investor or any prospective Investor in connection with any sale, transfer or participation interest, other than third party costs. It is understood that the information provided by Borrowers to Lender may ultimately be incorporated into the offering documents for the Securities and thus such information may be disclosed to Investors and prospective Investors. Lender and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Borrowers. Lender, at its sole option, may also elect to split the Loans into multiple loans, each secured by liens on the Properties, and sell, assign, pledge or otherwise hypothecate one or more of such loans to third parties. Borrowers shall cooperate in all such efforts by executing and delivering all such documents, certificates, instruments and other things to evidence or confirm Borrowers' obligations hereunder, and in no such event shall the Debt or Borrowers' obligations hereunder be increased as a result thereof. Upon any transfer or proposed transfer contemplated above and by the Loan Documents, at Lender's request, Borrowers shall provide a reasonably customary estoppel certificate to the Investor or any prospective Investor.

          4.1.21 Audit and Inspection by Lender. Lender shall have the right, and Borrowers shall permit and shall cooperate with Lender in arranging for, at any reasonable time and from time to time, Lender and its representatives (i) to inspect the Properties, and (ii) to review and audit all books, records and financial statements of Borrowers. Borrowers shall make or cause their applicable Affiliates to make all such books of account and records available for such examination at the office where the same are regularly maintained. Lender shall have the right to copy, duplicate and make abstracts from such books and records as Lender may require. Borrowers shall pay Lender's costs and expenses incurred in connection with an audit if an error in excess of 5% of Expenses or Gross Revenues is determined. Borrowers acknowledge and agree that
(A) all of such audits, inspections and reports shall be made for the sole benefit of Lender, and not for the benefit of Borrowers or any third party, and neither Lender nor Lender's auditors or inspectors or any of Lender's representatives, agents or contractors assumes any responsibility or liability (except to Lender) by reason of such audits, inspections or reports, (B) Borrowers will not rely upon any of such audits, inspections or reports for any purpose whatsoever, and (C) the performance of such audits, inspections and reports will not constitute a waiver of any of the provisions of this Agreement or any other Loan Document or any of the obligations of Borrowers hereunder or thereunder. Borrowers further acknowledge and agree that neither Lender nor Lender's inspector, representatives, agents or contractors shall be deemed to be in any way responsible for any matters related to design or construction of the Improvements.

          4.1.22 Single Purpose Entity; Authorization. Each Borrower represents and warrants, and covenants for so long as any obligations secured by this Agreement remain outstanding, as follows:

          (a) Such Borrower does not and will not own any asset or property other than: (i) the applicable Property; (ii) personal property necessary for the ownership or operation of its Property; and (iii) receivables from the sale of memberships.

          (b) Such Borrower does not and will not engage in any business other than the ownership, management and operation of its Property and such Borrower will conduct and operate its business in all material respects as presently conducted and operated and will not change the use of its Property.

          (c) Such Borrower will not enter into any contract or agreement with Guarantor or an affiliate, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length third-party basis.

          (d) Such Borrower has not incurred and will not incur any FF&E Financing, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation and including any debt owing to a partner or member in, or an affiliate of, such Borrower), other than cart and equipment leases for which the annual payments do not exceed, in the aggregate, $85,000 per 18 holes, the Debt and trade and operational debt (not including any FF&E Financing) for contracts that are cancelable without penalty within thirty (30) days of notice, provided such trade and operational debt is incurred in the ordinary course of business with trade creditors and in amounts as are customary and reasonable under the circumstances. Except with Lender's prior written approval in each instance, no indebtedness other than the Debt is or shall be secured by its Property. Lender's approval shall be granted or withheld at Lender's sole discretion.

          (e) Except as specifically provided for in the Shared Services Agreement between Borrower and Service Provider or as shown on the balance sheet of Borrower, such Borrower has not made and will not make any loans or advances to any third party (including any constituent party, Parent, Guarantor or any affiliate of such Borrower, or any constituent of Guarantor), except in de minimis amounts in the ordinary course of business and of the character of trade or operational expenses.

          (f) Such Borrower has done or caused to be done, and will do or cause to be done, all things necessary to preserve its existence. Such Borrower will not, nor will such

Borrower permit any party to amend, modify or otherwise change the articles of incorporation or other organizational documents, as the case may be, of such Borrower or Parent in a manner which would adversely affect such Borrower's existence as a single purpose entity.

          (g) Such Borrower will maintain books and records and bank accounts separate from those of its affiliates and any constituent party, and such Borrower and Parent each will file or cause to be filed a consolidated tax return. Such Borrower shall not change the principal place of its business or the jurisdiction of formation without the prior written consent of Lender.

          (h) Such Borrower is and will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate or constituent party of such Borrower or any affiliate or constituent party of Parent), and will use and conduct its business in its own name.

          (i) Neither such Borrower nor any constituent party will cause or seek the dissolution or winding up, in whole or in part, of such Borrower.

          (j) Except as specifically provided in the Shared Services Agreement, such Borrower will not commingle its funds and other assets with those of any affiliate or constituent party of such Borrower, any affiliate or constituent party of Parent, or any other person. Such Borrower will not pledge its assets for the benefit of any affiliate or constituent party of such Borrower, any affiliate or constituent party of Parent or any other Person.

          (k) Such Borrower does not or will not hold itself out to be responsible for the debts or obligations of any other person and does not or will not pay another person's liabilities out of its own funds.

          4.1.23 Hazardous Substances. So long as any Borrower owns or is in possession of its Property, such Borrower shall keep or cause its Property to be kept free from Hazardous Substances (other than de minimus quantities of Hazardous Substances that are necessary and lawfully used in the operation of its Property as a golf course and which are stored and disposed of in compliance with all Environmental Laws) and in compliance with all Environmental Laws, shall promptly notify Lender if such Borrower shall become aware of any Hazardous Substances on any Property and if such Borrower shall become aware that any Property is in direct or indirect violation of any Environmental Laws and such Borrower shall remove such Hazardous Substances and/or cure such violations, as applicable, as required by law, promptly after such Borrower becomes aware of such Hazardous Substances or such violations, at Borrowers' sole expense. Nothing herein shall prevent any Borrower from recovering such expenses from any other party that may be liable for such removal or cure. Upon Lender's request, at any time and from time to time (but in no event more frequently than once in any three-year period or more frequently if specific facts and circumstances reasonably dictate, or otherwise at Lender's election but at Lender's expense), Borrowers shall provide at Borrowers' sole expense, an inspection or audit of the Properties prepared by a licensed hydrogeologist or licensed environmental engineer approved by Lender indicating the presence or absence of Hazardous

Substances on a Property. If any Borrower fails to provide such inspection or audit within thirty (30) days after such request, Lender may order such inspection or audit, and each Borrower hereby grants to Lender and its employees, agents and contractors access to the Properties and a license to undertake such inspection or audit. The cost of such inspection or audit shall be paid by Borrowers and added to the principal balance of the sums due under the Notes and this Agreement and shall bear interest thereafter until paid at the Default Rate. The obligations and liabilities of Borrowers under this Section shall survive any termination, satisfaction, or assignment of this Agreement and the exercise by Lender of any of its rights or remedies thereunder including, without limitation, the acquisition of any Property by foreclosure or a conveyance in lieu of foreclosure.

          4.1.24 Asbestos.

          (a) No Borrower shall install in any Property, nor permit to be installed in any Property, Asbestos and shall develop an O&M Plan promptly upon discovery to the satisfaction of Lender, at Borrowers' sole expense. Upon Lender's request, at any time and from time to time, Borrowers shall provide, at Borrowers' sole expense, an inspection or audit of the Properties prepared by an engineering or consulting firm approved by Lender, indicating the presence or absence of Asbestos on the Properties. If any Borrower fails to provide such inspection or audit within thirty (30) days after such request, Lender may order such inspection or audit. The cost of such inspection or audit shall be paid by Borrowers and added to the principal balance of the sums due under the Notes, and shall bear interest thereafter until paid at the Default Rate. The obligations and liabilities of Borrowers under this Section shall survive any termination, satisfaction, or assignment of this Agreement and the exercise by Lender of any of its rights or remedies thereunder, including, but not limited to, the acquisition of any Property by foreclosure or a conveyance in lieu of foreclosure.

          (b) If any Property contains Asbestos, the applicable Borrower shall, subject to Lender's reasonable approval, develop an O&M Plan. Such Borrower shall comply in all respects with the terms and conditions of the O&M Plan. Unless required by Environmental Laws, such Borrower shall not modify or amend the O&M Plan without Lender's prior written consent.

          (c) Borrowers shall not remove, disturb, encapsulate or otherwise remediate the Asbestos in the Improvements except in compliance with the O&M Plan and applicable Environmental Laws. If any Borrower makes any alterations or modifications to the Improvements that would disturb or expose any Asbestos in the Improvements or cause any of such Asbestos to become friable, such Borrower shall remove or encapsulate such Asbestos in compliance with applicable Environmental Laws before allowing occupancy of such space or opening such space to the public.

          4.1.25 Environmental Monitoring. Borrowers shall give prompt written notice to Lender of: (a) any proceeding or inquiry by any party with respect to the presence of any Hazardous Substance on, under, from or about any Property;
(b) all claims made or threatened by any third party against any Borrower or any Property relating to any loss or injury resulting from any Hazardous Substance; and (c) any Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of a Property that could cause a Property to be subject to any investigation or cleanup pursuant to any Environmental Law. Borrowers shall permit Lender to join and participate, as a party if it so elects, in any legal proceedings or actions initiated with respect to a Property in connection with any Environmental Law or Hazardous Substance, and Borrowers shall pay all attorneys' fees incurred by Lender in connection therewith. In the event that any environmental site assessment report prepared for any Property recommends that an operations and maintenance plan be implemented for Asbestos or any Hazardous Substance, Borrowers shall cause such operations and maintenance plan to be prepared and implemented at Borrowers' expense upon request of Lender and in accordance with the recommendation. In the event that any Remedial Work is recommended, Borrowers shall, at their sole cost and expense, commence and thereafter diligently prosecute to completion all such Remedial Work within thirty (30) days after written demand by Lender for performance thereof (or such shorter period of time as may be required under applicable law or other period as Lender may agree to). Borrowers shall complete the Remedial Work shown on Exhibit C within ninety (90) days of the date hereof.

          4.1.26 Handicapped Access.

          (a) Borrowers agree that the Properties shall at all times strictly comply to the extent applicable with the requirements of applicable Access Laws.

          (b) Notwithstanding any provisions set forth herein or in any other document regarding Lender's approval of alterations of any Property, no Borrower shall alter a Property in any manner which would increase such Borrower's responsibilities for compliance with the applicable Access Laws without the prior written approval of Lender. Lender may condition any such approval upon receipt of a certificate of Access Law compliance from an architect, engineer or other person acceptable to Lender.

          (c) Borrowers agree to give prompt written notice to Lender of the receipt by Borrowers of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

          (d) Each Borrower agrees to indemnify Lender for any or all loss, cost, liability, judgment, claim, damage or expense sustained, suffered or incurred by Lender (including, without limitation, Lender's reasonable attorneys' fees) arising out of or attributable or relating to any claims or lawsuits brought under any Access Laws.

          4.1.27 ERISA.

          (a) Each Borrower covenants and agrees that it shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Notes, this Agreement, and the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

          (b) Each Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of this Agreement, as requested by Lender in its sole discretion, that: (i) such Borrower is not an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (ii) such Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; or (iii) one or more of the following circumstances is true:

               (i) Equity interests in such Borrower are publicly offered securities, within the meaning of 29 C.F.R. 2510.3-101(b)(2);

               (ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in each Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. 2510.3-101(f)(2); or

               (iii) Each Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. 2510.3-101(c) or
(e) or an investment company registered under The Investment Company Act of 1940.

          4.1.28 Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws. Borrowers shall comply with all Requirements of Law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect. Upon Lender's request from time to time during the term of the Loan, Borrowers shall certify in writing to Lender that Borrowers' representations, warranties and obligations under Section 2.1.29 and this Section remain true and correct and have not been breached. Borrowers shall immediately notify Lender in writing if any of such representations, warranties or covenants are no longer true or have been breached or if any Borrower has a reasonable basis to believe that they may no longer be true or have been breached. In connection with such an event, Borrowers shall comply with all Requirements of Law and directives of Governmental Authorities and, at Lender's request, provide to Lender copies of all notices, reports and other communications exchanged with, or received from, Governmental Authorities relating to such an event. Borrowers shall also reimburse Lender any expense incurred by Lender in evaluating the effect of such an event on the Loan and Lender's interest in the collateral for the Loan, in obtaining any necessary license from Governmental Authorities as may be necessary for Lender to enforce its rights under the Loan Documents, and in complying with all Requirements of Law applicable to Lender as the result of the existence of such an event and for any penalties or fines imposed upon Lender as a result thereof.

          4.1.29 Replacement Reserve.

          (a) To secure Borrowers' obligation to perform work in respect of the Replacements from time to time, and to establish and maintain the fund for reimbursement to Borrowers or direct payment in respect of the Replacements, Borrowers shall deposit with Lender monthly, beginning on July 1, 2004 (subject to the provisions of Section 4.1.11) and on the first (1st) day of each calendar month thereafter during the term of the Loan, the Monthly

Deposits, which Deposits shall be held in the Replacement Reserve Account for each Borrower and disbursed in accordance herewith. Payments of the Monthly Deposits shall be made simultaneously with the monthly payments due under the Notes. The total Gross Revenues derived from the operation of each Property for purposes of determining the amount of the Monthly Deposits shall be determined by Lender based on Lender's internal underwriting information and requirements and the annual operating statement and other financial reports submitted by Borrowers to Lender pursuant to this Agreement and other Loan Documents. Lender shall annually adjust on each first (1st) day of May of each calendar year for which the Loan remains outstanding, the amount of the Monthly Deposits to the Replacement Reserve Account after receipt of the financial statements required pursuant to this Agreement. Lender's determination of each Property's total Gross Revenues (excluding Initial Fees) shall be conclusive and binding on Borrowers absent manifest error.

          (b) All earnings or interest on the Replacement Reserve Account shall be and become part of such Replacement Reserve Account and shall be disbursed as provided in Section 4.1.31. Each Borrower shall include and report such interest in its income for federal, state and local income, franchise and other tax purposes.

          4.1.30 Repair Reserve.

          (a) To secure Borrowers' obligation to complete the Repairs, and to establish a fund for reimbursement to Borrowers or direct payment in respect of the Repairs, Borrowers have deposited with Lender, and Lender hereby acknowledges receipt of, the Deposit, to be held in the Repair Escrow Account and disbursed in accordance herewith.

          (b) All earnings or interest on the Repair Escrow Account shall be and become part of the Repair Escrow Account and shall be disbursed as provided in
Section 4.1.31. Each Borrower shall include and report such interest in its income for federal, state and local income, franchise and other tax purposes.

          4.1.31 Performance of Work.

          (a) Borrowers shall perform the Work in a good and workmanlike manner and shall with respect to the Repairs set forth in Exhibit C, complete such Repairs as soon as practicable thereafter and in no event later than the date shown on Exhibit C. The Repairs identified on Exhibit C as ADA Repairs shall be completed within sixty (60) days of the date hereof; as immediate Repairs shall be completed within ninety (90) days of the date hereof; as short-term Repairs within twelve (12) months of the date hereof; and as long-term repairs within eighteen (18) months of the date hereof.

          (b) Borrowers shall perform the Work in a good and workmanlike manner on a lien free basis and in conformance with all governmental requirements and all applicable laws, ordinances, rules and regulations.

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

          (c) Lender shall have the right to approve all drawings, plans and specifications, contracts and work orders with materialmen, mechanics, suppliers, subcontractors, contractors and other parties providing labor or materials in respect of any Work the cost of which exceeds One Hundred Thousand Dollars ($100,000.00), which approval shall not be unreasonably withheld or delayed. At Lender's request, Borrowers shall conditionally assign any such drawings, plans and specifications, contracts and subcontracts to Lender.

          (d) If Lender reasonably determines that any Work is not being performed in a workmanlike or timely manner or that any Work has not been completed when required, in a workmanlike manner, Lender may: (i) exercise supervisory control over the vendors engaged in such Work and prosecute to completion the existing contract; or (ii) contract with one or more third parties to complete such Work and apply all or any portion of the balance of the Repair Escrow Account, if any, or Replacement Reserve Account, as applicable (the Replacement Reserve Account and Reserve Escrow being referred to in this Section as the "Applicable Reserve") toward the amount payable in respect of labor, materials and other incidental and administrative expenses necessary or desirable to complete such Work.

          (e) In order to facilitate Lender's supervision of completion of Work under this Section, if appropriate, Lender shall have the right to enter onto the Properties, to perform any and all work and labor and do or undertake all such other acts and things, by itself or through its agents, employees or third-party contractors, as Lender may deem necessary or desirable to complete such Work and to employ or engage watchmen to protect the Properties from damage. All sums expended by Lender in connection with any of the foregoing shall be deemed to have been advanced to Borrowers and added to the principal balance of the Loans, and shall be secured by the Mortgages. For this purpose, each Borrower hereby constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Work in such Borrower's name, such power of attorney being coupled with an interest and irrevocable. Each Borrower empowers Lender as such attorney-in-fact as follows:

               (i) to use all or any portion of the Repair Escrow Account or Replacement Reserve Account, as applicable, for the purpose of making or completing the Work;

               (ii) to make such additions, changes and corrections to the Work as Lender shall reasonably deem necessary or appropriate to complete the Work;

               (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be reasonably required for such purposes;

               (iv) to execute all applications and certificates in such Borrower's name to the extent required in connection with any contract or subcontract;

               (v) to pay, settle or compromise bills and claims which may become liens against the Properties, or as Lender shall reasonably deem necessary or appropriate for the completion of the Work, or for clearance of title to the Properties;

               (vi) to prosecute and defend all actions or proceedings in connection with the Properties or the rehabilitation and repair of the Properties; and

               (vii) to do any and every act which such Borrower might do in its own behalf to fulfill the terms of this Agreement.

          (f) Each Borrower hereby assigns and quitclaims to Lender all of its right, title and interest in and to the Repair Escrow Account (subject to Lender's obligation to return to such Borrower any funds remaining in the Repair Escrow Account not required to be utilized for the Repairs) and Replacement Reserve Account (subject to Lender's obligation to return to such Borrower any funds remaining in the Replacement Escrow Account not required to be utilized for the Replacements), such assignment to become effective only in case of such Borrower's default hereunder or under the Loan Documents.

          (g) Nothing in this Section shall:

               (i) create or impose on Lender any responsibility to make or complete any Work;

               (ii) require Lender to expend funds other than the Repair Escrow Account or the Replacement Reserve Account, as applicable, to make or complete any Work; or

               (iii) obligate Lender to demand from any Borrower any additional sums to make or complete any Work.

          (h) Except as otherwise provided in this Agreement, the Repair Escrow Account shall be used exclusively in respect of the Repairs, and the Replacement Reserve shall be used exclusively in respect of the Replacements.

          (i) Lender shall, upon written request from a Borrower (the "Request for Release"), with requests for disbursement of any Loan proceeds, and Lender's determination that such Borrower has satisfied the requirements set forth herein, release amounts from the Applicable Reserve necessary to reimburse such Borrower for or to pay directly approved sums, supported by appropriate documentation, in respect of Work upon completion or, if made in accordance with subsection (d) of this Section, pursuant to a written contract, partial completion of a Repair or Replacement, as applicable. In no event shall Lender be obligated to release any portion of an Applicable Reserve if an Event of Default or Incipient Default exists under any of the Loan Documents, or until such Borrower paid in full any fees, costs and expenses then due and payable under this Agreement.

          (j) Each Request for Release shall indicate: (i) the amount and payee of each separate check to be issued (provided, however, that to the extent a Borrower is to be reimbursed, one check to such Borrower, in the aggregate reimbursable amount, will be issued); (ii) the specific Work in respect of which the release is requested; (iii) the quantity and price for each item purchased, if the Work include the purchase or replacement of specific items; (iv) the price of all materials (grouped by type or category) used in connection with any Repairs or Replacements, but not including the purchase or replacement of specific items; and (v) the amount payable in respect of all labor and other services involved in the Work for which such Request for Release is made. With each Request for Release such Borrower also shall provide Lender with copies of invoices for all items and materials purchased, and all labor or services provided.

          (k) Except as provided in subsection (1) of this Section, a Request for Release shall be made only after completion of the Work for which payment is sought. Borrowers shall provide Lender with evidence of such completion reasonably satisfactory to Lender. In connection with any Work involving construction or any structural repair or improvement, Lender may require one or more inspections by Lender's agent or representative and/or certificates of completion by an appropriate independent qualified professional (such as an architect, engineer, or inspector, depending on the nature of the Work) selected by Lender at its sole discretion. In the case of any inspection that Lender may require under this subsection, Borrowers shall pay Lender an inspection fee in accordance with subsection (q) of this Section. In the case of any certificates of completion that Lender may require under this subsection, the costs thereof shall be borne solely by Borrowers.

          (l) If: (i) the contractor or contractors performing such Work under a written contract requires periodic payments or the nature of the Work is such that a deposit payment is required to be paid to the contractor or payee prior to delivery of goods or completion of services, and (ii) Lender has given its prior written approval of such periodic payment arrangements or advance deposit payment arrangements or advance deposit payment, then a Request for Release may be made after completion of a discrete and severable portion of such Work in accordance with such contract or, if with respect to deposit sums, prior to the commencement of such Work, but after contracting for said Work; provided, however, that any materials for which the Request for Release is made shall be on site at the applicable Property and shall have been properly secured or installed in such Property; and provided further, however, that funds remain in the Applicable Reserve which will, in Lender's judgment, be sufficient to complete the Work being performed under such contract.

          (m) Requests for Releases shall be made no more frequently than once in any calendar month and shall not be in an amount of less than $25,000.00.

          (n) Subject to the requirements and conditions set forth in this
Agreement: (i) with respect to any Request for Release received by Lender on or prior to the tenth (10th) day of a calendar month, funds shall be disbursed from the Applicable Reserve on the twentieth (20th) day of that month; and (ii) with respect to any Request for Release received by Lender after the tenth (10th) day of a calendar month, funds will be disbursed from the Applicable Reserve on the twentieth (20th) day of the next succeeding month. Notwithstanding the foregoing, if a disbursement from the Applicable Reserve is to be made and the twentieth (20th) day of the applicable month is not a Business Day, then such disbursement shall be made on the next succeeding Business Day.

          (o) Together with each Request for Release, Borrowers shall submit to Lender a written statement of the proposed uses of the requested funds. Lender shall release the requested funds from the Applicable Reserve if Lender determines in its sole discretion that: (i) the Work for which the release is sought are Repairs or Replacements; (ii) amounts payable in respect of such Work are reasonable; and (iii) all other conditions to a release under this Agreement have been met.

          (p) Borrowers shall permit Lender or Lender's representatives (including an independent engineer, architect or inspector) or third parties performing Work to enter onto the Properties during normal business hours to inspect the progress of any Work and any materials being used in connection therewith, and to examine all plans and/or drawings relating to such Work which are or may be kept at the Properties. Borrowers shall cause all contractors and subcontractors to cooperate with any such persons when making the inspections described in this Section.

          (q) Lender may inspect the Properties in connection with any Work prior to releasing funds from the Applicable Reserve. Borrowers shall reimburse Lender for all of its out-of-pocket expenses in connection with any such inspection (including, without limitation, travel expenses) and shall pay Lender a reasonable inspection fee for each such inspection not to exceed $500.00.

          (r) Each Borrower covenants and agrees that all of the Work and all materials, equipment, fixtures and other items comprising a part of the Work shall be constructed, installed or completed, as applicable, free and clear of any mechanic's, materialman's or other liens except as may be approved in advance in writing by Lender.

          (s) Lender may require Borrowers to obtain from any contractor, subcontractor or materialman an acknowledgment of payment and release of lien effective to the date covered by the last advance of funds from the Applicable Reserve. Any such acknowledgment and release shall conform to the requirements of applicable lien laws and shall cover all work performed and materials (including equipment and fixtures) furnished for the Properties to such date.

          (t) All Work shall comply with applicable insurance requirements, and with all applicable laws, ordinances, rules and regulations of all governmental authorities having jurisdiction over the Properties including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

          (u) In addition to any insurance required under this Agreement, in connection with any Work being performed by any Borrower or its employees, such Borrower shall provide or cause to be provided worker's compensation insurance (or a substitute insurance approved by the laws of the state in which any Property is located), builder's risk (to the extent applicable) and public liability insurance and other insurance required under applicable law. All such policies and insurance shall be in such form and coverage amounts satisfactory to Lender, in its sole discretion. All such policies shall be endorsed, if possible, with standard mortgagee clauses making loss payable to Lender or its assigns and requiring thirty (30) days notice to Lender prior to any amendment or termination of coverage. Copies of all such policies shall be delivered to Lender. In connection with any Work being performed by third-party contractors, Borrowers shall require that such contractors and their employees are appropriately covered by adequate worker's compensation, builder's risk and public liability insurance.

          (v) Lender's release of funds from the Repair Escrow Account or other acknowledgment of completion of any Repair in a manner satisfactory to Lender shall not be deemed an acknowledgment that such Repair has been completed in accordance with applicable building, zoning or other codes, ordinances, statutes, laws, regulations or requirements of any governmental agency.

          4.1.32 Operations. Borrowers shall operate the Properties generally in the same manner in which they are currently operated. Without limitation of the foregoing, Borrowers will not modify, without the prior written consent of Lender, the current program for the sale of memberships in any respect which would result in (a) the sale of equity interests or lifetime memberships, (b) would change any category of membership dues by more than 25% from the current amount or (c) offer any financing materially different from what is currently offered or which is not consistent with financing offered by similar courses in the area.

          4.1.33 Diamond Run Dam Holdback. At Closing, Diamond Run Borrower shall deposit an amount equal to Two Hundred Fifty Thousand Dollars ($250,000) ("Diamond Run Dam Holdback") into the Repair Escrow Account. The Diamond Run Dam Holdback shall be held by Lender and available for disbursement to Diamond Run Borrower in accordance with the following provisions:

          (a) The Diamond Run Holdback shall be released to Diamond Run Borrower in accordance with the following provision:

               (i) Prior to the release of the Diamond Run Holdback there shall exist no uncured Event of Default, nor shall any set of circumstances then exist which, with the passage of time and/or the giving of notice, or both, could constitute an Event of Default; and

               (ii) On or before December 31, 2003, Diamond Run Borrower shall provide to Lender evidence of satisfaction of all of the following conditions:
(a) engagement of an engineer qualified and licensed by the State of Pennsylvania to inspect Dam "B" at the Diamond Run Property, inquire as to its initial permitting and propose recommendations for the repair of Dam "B", including, without limitation, construction of an emergency spillway and lining the reservoir created by Dam "B", (b) repair Dam "B" at the Diamond Run Property in accordance with the recommendations provided by such engineer or alternative recommendations approved by such engineer and Lender (the "Diamond Run Dam Repairs"), and (c) issuance of all applicable permits and licenses by the Pennsylvania Department of Environmental Protection approving the repairs to Dam "B" and the construction of Dam "B".

          (b) If Diamond Run Borrower enters into a fixed price contract satisfactory to Lender with an independent third party for the completion of the Diamond Run Dam Repairs for an amount less than the Diamond Run Holdback, Lender shall release the difference between 125% of the amount of such contract and the Diamond Run Holdback.

          (c) If Diamond Run Borrower does not complete the Diamond Run Dam Repairs as set forth in (a)(ii) above, Lender shall have the option to require Borrowers to substitute the Diamond Run Property with a Substitute Property or require repayment of the Diamond Run Note within 60 days of Lender's notice of such election.

                                    ARTICLE 5
                                AGREEMENT TO LEND

     5.1 Agreement to Lend. On the basis of the covenants, agreements and representations of Borrowers contained in, and subject to the terms and conditions set forth in, this Agreement and the other Loan Documents, Lender agrees to lend to Borrowers the principal sum of $31,000,000 which shall be disbursed in the Allocated Loan Amount applicable to each Borrower. The proceeds of the Loan shall be disbursed by Lender as follows: (i) to the Diamond Run Borrower, the Allocated Loan Amount for the Diamond Run Property which shall be used to pay certain costs and expenses in connection with the Loan and dividended up or loaned to Parent Co. and Guarantor to repay indebtedness of Guarantor to its existing Lenders; (ii) to the Greenbrier Borrower, the Allocated Loan Amount for the Greenbrier Property which shall be disbursed to pay certain costs and expenses in connection with the Loan and dividended up or loaned to Parent Co. and Guarantor to repay indebtedness of Guarantor to its existing Lenders; (iii) to the Shadow Ridge Borrower, the Allocated Loan Amount for the Shadow Ridge Property which shall be used to pay certain costs and expenses in connection with the Loan and dividended up or loaned to Parent Co. and Guarantor to repay indebtedness of Guarantor to its existing Lenders; (iv) to the Bay Oaks Borrower, the Allocated Loan Amount for the Bay Oaks Property which shall be disbursed to pay certain costs and expenses in connection with the Loan and dividended up or loaned to Parent Co. and Guarantor to repay indebtedness of Guarantor to its existing Lender; and (v) to the Woodside Borrower, the Allocated Loan Amount for the Woodside Property which shall be disbursed to pay certain costs and expenses in connection with the Loan and dividended up or loaned to Parent Co. and Guarantor to repay indebtedness of Guarantor to its existing Lenders.

     5.2 Use of Loan Proceeds. Each Borrower shall use the Loan proceeds in its designated Allocated Loan Amount for the purposes for which they were advanced and for no other purpose.

          (a) Disbursements. Subject to the satisfaction of the terms and conditions herein contained, the Initial Disbursement of the Loan shall be disbursed at Closing.

     5.3 Partial Releases. Borrowers may obtain a release of the Mortgage from a Property upon either (a) prepayment of 115% of the Allocated Loan Amount for such Property and satisfaction of all of the Partial Release Conditions, or (b), with respect to not more than two

(2) Properties, furnishing a Substitute Property for such Property which satisfies all of the conditions of a Substitute Property. The portion of the prepayment exceeding the amount necessary to repay the affected Note in full shall be allocated to repay one or more of the other Notes, as Lender determines in its sole discretion.

                                    ARTICLE 6
                      INSURANCE AND CASUALTY; CONDEMNATION

     6.1 Insurance Coverages.

          (a) Borrowers, at their sole cost and expense, will keep the Properties insured during the entire term of this Agreement for the mutual benefit of Borrowers and Lender in accordance with the terms and provisions of this Section against loss or damage by fire and standard "all risk" perils pursuant to an insurance policy covering "all risks of physical loss" including, without limitation, riot and civil commotion, vandalism, malicious mischief, burglary and theft, and tees and greens. No such insurance policy shall contain an exception or exclusion for terrorism or terrorist acts. Such insurance policy shall (i) contain an income loss endorsement, (ii) be on a replacement cost basis with an "agreed amount" endorsement attached or with no co-insurance, and
(iii) if any of the Improvements or the use of the Properties shall at any time constitute legal nonconforming structures or uses, a law and ordinance endorsement. Such insurance shall be in an amount equal to the greater of: (A) the then full replacement cost of the Improvements and the Equipment, without deduction for physical depreciation; and (B) such amount that the insurer would not deem Borrowers or Lender a co-insurer under such policies. The deductible in respect of such insurance shall not exceed: (1) Five Hundred Thousand Dollars ($500,000.00). The premiums for the insurance carried in accordance with this Section shall be paid annually in advance and each policy shall contain the "Replacement Cost Endorsement" with a waiver of depreciation.

          (b) Borrowers shall also obtain and maintain during the entire term of this Agreement, at its sole cost and expense, for the mutual benefit of Borrowers and Lender, the following policies of insurance:

               (i) If applicable, flood insurance if any part of any Property is currently or at any time in the future located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any amendment or successor act thereto) in an amount at least equal to the lesser of: (A) the outstanding principal amount of the Note secured by such Property; or (B) the full replacement cost of the Improvements and the Equipment on such Property;

               (ii) (A) Comprehensive public liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and "Dram shop" or other liquor liability coverage if alcoholic beverages are sold from or may be consumed at the Properties, and containing minimum limits per occurrence of One Million Dollars ($1,000,000.00) and Two Million Dollars ($2,000,000.00)

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

general aggregate for the Premises, or such greater amount as may be required in the reasonable discretion of Lender under the Consulting Agreement; and (B) Umbrella liability insurance containing minimum limits of Ten Million Dollars ($10,000,000.00) for the Premises, or such greater amount as may be required under the Consulting Agreement;

               (iii) Business interruption insurance: (A) with loss payable to Lender, its successors and/or assigns, as their respective interests may appear;
(B) covering all risks required to be covered by the insurance provided for in
Section 6.1(a); and (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and all personal property has been repaired, the continued loss of income will be insured until the Properties are restored (or if such income is not as of the date of restoration at the same level it was at prior to the loss, then until two (2) months following the restoration date), or the expiration of twelve (12) months from the date of the loss, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such business interruption insurance shall be determined prior to the date hereof and at least once each year thereafter based on clause (D). All Proceeds payable to Lender pursuant to this Section shall be held by Lender and shall be applied to the obligations secured hereunder from time to time due and payable hereunder and under the Notes; provided, however, that nothing herein contained shall be deemed to relieve any Borrower of its obligations to pay the obligations secured hereunder on the respective dates of payment provided for in the Notes except to the extent such amounts are actually and timely paid out of the proceeds of such business interruption insurance;

               (iv) Insurance, in an amount equal to the lesser of Two Million Dollars ($2,000,000.00) per occurrence or the insurable value of the Improvements and the Equipment, against loss or damage from: (A) leakage of sprinkler systems; and (B) explosion of steam boilers, air-conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in the Improvements;

               (v) Worker's compensation insurance or its equivalent (e.g., a Texas Nonsubscription Work Injury Benefit Plan satisfying ERISA regulations) with respect to any employees of Borrowers, as required by any governmental authority or legal requirement;

               (vi) Motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles, containing minimum limits per occurrence of One Million Dollars ($1,000,000.00) with the same minimum limits of liability umbrella coverage as is specified under clause (b)(ii)(B) above or such greater amount as may be required in the reasonable discretion of Lender under the Consulting Agreement;

               (vii) Blanket crime and fidelity bond insurance coverage insuring against losses resulting from dishonest or fraudulent acts committed by Borrowers' or Property Consultant's personnel;

               (viii) Earthquake insurance (including subsidence), if any Property is located in an earthquake prone region, insuring to replacement cost with a deductible of no greater than 10% of Property Damage and Time Element values, separately, for California Earthquake ($2,000,000 minimum);

               (ix) If required by Lender, ordinance or law coverage to compensate for the cost of demolition and the increased cost of construction;

               (x) Insurance coverage for terrorism and terrorist acts, in form and content and with coverages acceptable to Lender in its sole discretion;

               (xi) Tees and greens coverage; and

               (xii) Such other insurance as may from time to time be reasonably required by Lender or as may be required by the Consulting Agreement, including, without limitation, during the course of any construction of, or repairs to, any Improvements, builder's completed value risk insurance against "all risks of physical loss" including (A) collapse, water damage and transit coverage, in a nonreporting form, covering the total value of work performed or contracted for and equipment, supplies and materials furnished or contracted for, plus interest, costs and other "soft" construction costs as Lender deems appropriate, and (B) a full installation floater to insure all materials stored on the Land but not yet part of the permanent installation.

     The insurance coverage required under this Section may be offered under a blanket policy or policies covering the Properties and other properties and assets not constituting a part of the security hereunder; provided that any such blanket policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to each Property.

          (c) Borrowers shall increase the amount of insurance required to be provided hereunder at the time that each such policy is renewed (but, in any event not less frequently than once during each twelve (12) month period) by using the F.W. Dodge Building Index to determine whether there has been an increase in the replacement cost of the Improvements since the most recent adjustment of any such policy and, if there has been any such increase, the amount of insurance required to be provided hereunder shall be adjusted accordingly.

          (d) All Policies shall: (i) be issued by an insurer fully licensed in the state where each Property is located with an investment grade rating for claims paying ability of "A" or better by A.M. Best, or, if required by a rating agency, by Standard & Poor's Rating Group or an equivalent rating from a rating agency of similar stature and quality (or, if not acceptably rated by any of the foregoing, a cut through endorsement from an acceptably rated company will be required); (ii) contain a standard "noncontributory mortgagee" clause or endorsement and a "lender's loss payable endorsement" or their equivalents and shall name Lender, its successors and/or assigns, as their respective interests may appear, as an additional insured and loss payee and as the person to which all payments made by such insurance company shall be paid; (iii) contain a waiver of subrogation against Lender; (iv) be maintained throughout the term of the Loans without cost to Lender; (v) be assigned and delivered to Lender; (vi) contain such provisions as Lender deems reasonably necessary or appropriate to protect its interest including, without limitation, endorsements providing that no Borrower, Lender or any other party shall be a co-insurer thereunder, that Lender shall have no liability for Insurance Premiums thereunder and that Lender shall receive at least thirty (30) days prior written notice of any modification, reduction or cancellation; provided, however, Lender must receive at least ten (10) days advance written notice in the event of a cancellation due to non-payment of any premium; and
(vii) be satisfactory in form and substance to Lender, and be approved by Lender as to amounts, form, risk coverage, deductible, loss payees and insureds. Borrowers shall have delivered to Lender either an original of each of the Policies, a copy certified as true, correct and complete by the insurance agent of such Policies, or other evidence of the existence of the Policies satisfactory to Lender in its sole and absolute discretion. Unless such premiums are deposited in the Tax and Insurance Escrow Account, Borrowers shall pay or cause Property Consultant to pay the Insurance Premiums as they become due and payable. Not later than thirty (30) days prior to the expiration date of each of the Policies, Borrowers will deliver to Lender satisfactory evidence of the renewal of each Policy. In the event Borrowers fail to provide, maintain, keep in force, or deliver and furnish to Lender the Policies, Lender may procure such insurance or single-interest insurance for such risks covering Lender's interest, and Borrowers will reimburse Lender for all premiums paid by Lender, together with interest thereon from the date paid at the Default Rate, promptly upon demand by Lender. Until such payment is made by Borrowers, the amount of all such premiums, together with interest thereon, shall be secured by the Mortgages.

          (e) Borrowers shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Section. Notwithstanding the foregoing, Borrowers may carry insurance not required under this Agreement, provided any such insurance affecting the Properties shall be for the mutual benefit of Borrowers and Lender, as their respective interests may appear, and shall be subject to all other provisions of this Section.

          (f) Prior to or contemporaneous with the execution of this Agreement, Borrowers shall provide Lender with evidence that the insurance required hereunder is in full force and effect in accordance with the terms hereof, with all premiums due thereunder prepaid through the first twelve months subsequent to the execution of this Agreement.

     6.2 Casualty. If any Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Borrowers shall give prompt written notice thereof to Lender.

          (a) In the case of a loss covered by Policies, Lender may: (A) settle and adjust any claim with the prior consent of Borrowers, not to be unreasonably withheld or (B) allow Borrowers to agree with the insurance company or companies on the amount to be paid upon the loss. However, if no Event of Default shall have occurred and be continuing, Borrowers may adjust losses aggregating not in excess of Five Hundred Thousand Dollars ($500,000.00) if such adjustment is carried out in a competent and timely manner, but in any case that Lender shall be, and is hereby, authorized to collect and receipt for any such Proceeds. The expenses incurred by Lender in the adjustment and collection of Proceeds shall become part of the Debt, shall be secured by the Mortgages and shall be reimbursed by Borrowers to Lender on demand.

          (b) In the event of an Insured Casualty, the Proceeds collected shall, at the option of Lender in its sole discretion, be applied to the payment of the Debt or applied to reimburse the affected Borrower for the cost of restoring, repairing, replacing or rebuilding its Property or the part thereof subject to the Insured Casualty, in the manner set forth below. In no case shall any such application reduce or postpone any payments otherwise required pursuant to the Notes.

          (c) In the event that Proceeds, if any, shall be made available to a Borrower for the restoring, repairing, replacing or rebuilding of its Property, such Borrower hereby covenants to restore, repair, replace or rebuild its Property to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law and plans and specifications approved in advance by Lender; provided, however, that such Borrower shall pay all costs (and if required by Lender, shall deposit the total thereof with Lender in advance) of such restoring, repairing, replacing or rebuilding in excess of the Proceeds required to be made available pursuant to the terms hereof.

          (d) In the event a Borrower is entitled to reimbursement out of Proceeds held by Lender, such Proceeds shall be disbursed from time to time upon Lender being furnished with: (A) evidence satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding; (B) funds, or, at Lender's option, assurances satisfactory to Lender that such funds are available, sufficient in addition to the Proceeds to complete the proposed restoration, repair, replacement and rebuilding; and (C) such architect's certificates, waivers of lien for work previously performed or contemporaneously funded, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Lender may reasonably require and approve. Lender may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Lender prior to commencement of work (which approval shall not be unreasonably withheld). No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time. Funds other than Proceeds shall be disbursed prior to disbursement of Proceeds, and at all times the undisbursed balance of Proceeds remaining in Lender's possession, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrowers for that purpose, shall be at least sufficient in the judgment of Lender to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens and claims of lien. Any surplus which may remain out of Proceeds held by Lender after payment of such costs of restoration, repair, replacement or rebuilding shall be delivered to Borrowers, on the condition that such restoration was performed in accordance with the provisions of this Section and no Event of Default or Incipient Default has occurred and is continuing.

     6.3 Condemnation.

          (a) Borrowers shall promptly give Lender written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding (a "Condemnation") and shall deliver to Lender copies of any and all papers served in connection with such proceedings. In the event of a Condemnation impacting a material portion of any Borrower's Land or the operations of any Borrower's business, Lender is hereby irrevocably appointed as each Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any Proceeds for such Condemnation and to make any compromise or settlement in connection with such proceeding, subject to the provisions of this Agreement. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including, without limitation, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrowers shall continue to pay the Debt at the time and in the manner provided for in the Notes, this Agreement and the other Loan Documents, and the Debt shall not be reduced until any Proceeds shall have been actually received after expenses of collection and applied by Lender to the discharge of the Debt. Lender shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the Proceeds interest at the rate or rates provided in the Notes.

          (b) If a Property shall be the subject of a Condemnation, in whole or in part, Borrowers shall give prompt written notice thereof to Lender.

               (i) In the case of a Condemnation, provided that no Event of Default has occurred and is continuing, Lender may: (A) settle and adjust any claim with the prior written consent of the affected Borrower, or (B) allow such Borrower to agree with the condemning authority on the amount to be paid upon the Condemnation. However, if no Event of Default shall have occurred and be continuing, such Borrower may adjust losses aggregating not in excess of Fifty Thousand Dollars ($50,000.00) if such adjustment is carried out in a competent and timely manner, but in any case that Lender shall be, and is hereby, authorized to collect and receipt for any such Condemnation Proceeds. The expenses incurred by Lender in the adjustment and collection of a Condemnation Proceeds shall become part of the Debt, shall be secured by this Agreement and shall be reimbursed by such Borrower to Lender on demand.

               (ii) In the event of any Condemnation affecting all or any portion of a Property, the Proceeds collected upon any Condemnation shall, at the option of Lender in its sole discretion, be applied to the payment of the Debt or applied to the cost of restoring, repairing, replacing or rebuilding the affected Property or the part thereof subject to the Condemnation in the manner set forth below. In no case shall any such application reduce or postpone any payments otherwise required pursuant to the Notes.

               (iii) In the event that Proceeds, if any, shall be made available to a Borrower for the restoring, repairing, replacing or rebuilding of its Property, such Borrower hereby covenants to restore, repair, replace or rebuild its Property to be of at least equal value and of substantially the same character as prior to such Condemnation, all to be effected in accordance with applicable law and plans and specifications approved in advance by Lender; provided, however, that such Borrower shall pay all costs (and if required by Lender, shall deposit the total thereof with Lender in advance) of such restoring, repairing, replacing or rebuilding in excess of the net award or Proceeds made available pursuant to the terms hereof.

               (iv) In the event a Borrower is entitled to reimbursement out of Proceeds held by Lender, Proceeds shall be disbursed from time to time upon Lender being furnished with: (A) evidence satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding; (B) funds, or, at Lender's option, assurances satisfactory to Lender that such funds are available, sufficient in addition to the Condemnation Proceeds to complete the proposed restoration, repair, replacement and rebuilding; and (C) such architect's certificates, waivers of lien for work previously performed or contemporaneously funded, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Lender may require and approve. Lender may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Lender prior to commencement of work (which approval shall not be unreasonably withheld). No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time. Funds other than the Proceeds shall be disbursed prior to disbursement of Proceeds, and at all times the undisbursed balance of Proceeds remaining in Lender's possession, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrowers for that purpose, shall be at least sufficient in the judgment of Lender to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens and claims of lien. Any surplus which may remain out of a Proceeds held by Lender after payment of such costs of restoration, repair, replacement or rebuilding shall be delivered to Borrowers, on the condition that such restoration was performed in accordance with the provisions of this Section and no Event of Default or Incipient Default has occurred and is continuing.

                                    ARTICLE 7
                               BORROWERS' DEFAULT

     7.1 Events of Default. Each of the following shall constitute an "Event of Default" under this Agreement. The term "Event of Default" as used herein shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following:

          (a) if any regularly scheduled monthly payment of principal or interest due on the Debt, any mandatory prepayment under any of the Notes or any required deposit into any of the escrows or reserves, is not paid prior to the fifth (5th) day following the date such payment is due or if the entire Debt is not paid on or before the Maturity Date;

          (b) if any other monetary sum (other than as specified in Section 7.1(a)) is not paid prior to the fifth (5th) day following written notice from Lender to Borrowers that such sum is due;

          (c) subject to Borrowers' right to contest as provided herein, if any of the Taxes or Other Charges are not paid when due and payable;

          (d) if the Policies are not kept in full force and effect, or if the Policies are not delivered to Lender upon request and such failure to deliver Policies is not promptly cured prior to the fifth (5th) day following written notice;

          (e) if any Borrower transfers or encumbers any portion of any Property in a manner inconsistent with the terms of this Agreement or any of the Loan Documents;

          (f) if any representation or warranty of any Borrower or of Guarantor, made herein, in any Loan Document, any guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Lender shall have been false or misleading in any material respect when made;

          (g) if any Borrower or Guarantor shall make an assignment for the benefit of creditors, or if any Borrower shall generally not be paying its debts as they become due;

          (h) if a receiver, liquidator or trustee of any Borrower or Guarantor shall be appointed, or if any Borrower or Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Borrower or Guarantor or if any proceeding for the dissolution or liquidation of any Borrower or Guarantor shall be instituted; provided, however, that such appointment, adjudication, petition or proceeding, if involuntary and not consented to by any Borrower or Guarantor, shall constitute an Event of Default only if not being discharged, stayed or dismissed within ninety (90) days;

          (i) if any Borrower shall be in default under any other mortgage or security agreement covering any part of the Property which constitutes real estate or a material portion of the other Property, whether it be superior or junior in lien to any Mortgage;

          (j) subject to Borrowers' right to contest as provided in Section 4.1.1(b), if any Property becomes subject to any mechanic's, materialman's, water, sewer, vault or other lien or encumbrance except a lien or encumbrance for local real estate taxes and assessments not then due and payable;

          (k) if any Borrower fails to cure promptly (and in any event within 60 days of a Borrower receiving notice of or becoming aware of a violation) any violations of laws, ordinances or regulations affecting any Property or pertaining to its use or operation;

          (l) except as permitted in this Agreement or the Loan Documents, the actual or threatened alteration, improvement, demolition or removal of any of the Improvements without the prior written consent of Lender, unless (1) such Improvements are replaced by Improvements of equivalent or better value and utility or (2) such Improvements were not used or are not needed in Borrower's operations;

          (m) if there shall occur any damage to any Property in any manner which is not covered by insurance solely as a result of any Borrower's failure to maintain insurance required in accordance with this Agreement;

          (n) if without Lender's prior written consent: (i) the manager under the Property Consulting Agreement (or any succeeding management agreement) resigns or is removed and is not replaced with a manager approved in writing by Lender within thirty (30) days; or (ii) there is any material change in or termination of the Property Consulting Agreement (or any succeeding management agreement);

          (o) if a default by any Borrower has occurred and continues beyond any applicable cure period under the Property Consulting Agreement or the Property Consulting Agreement is subject to termination or cancellation for any reason;

          (p) if any Borrower or Guarantor shall be in default beyond any applicable notice and cure period under any term, covenant, or condition of this Agreement or any of the other Loan Documents;

          (q) if any Borrower ceases to operate a golf course on any Property or terminates such business for any reason whatsoever (other than temporary cessation in connection with weather conditions or restoration after casualty or condemnation);

          (r) if Borrowers fail to complete the Repair Work shown on Exhibit C within the time frames allotted for such Repairs as shown on Exhibit C;

          (s) if for more than thirty (30) days after receipt of written notice from Lender, any Borrower shall continue to be in default under any term, covenant, or condition of this Agreement, the Mortgages or any of the other Loan Documents other than as specified in any of subsections of this Section; provided, however, that if the cure of any such default cannot reasonably be effected within such thirty (30) day period and any Borrower shall have promptly and diligently commenced to cure such default within such thirty (30) day period, then the period to cure shall be deemed extended for up to an additional sixty (60) days (for a total of ninety (90) days from Lender's default notice) so long as such Borrower diligently and continuously proceeds to cure such default to Lender's satisfaction.

     7.2 Remedies. Upon the happening of an Event of Default, Lender shall have the right, in addition to all the remedies conferred upon Lender by law or equity or the terms of any Loan Document, to do any or all of the following, concurrently or successively, without notice to Borrowers:

          (a) Declare the Notes to be, and the Notes shall thereupon become, immediately due and payable, together with the Prepayment Fee (as defined in the Notes), if applicable, without presentment, demand, protest, notice of intention to accelerate, notice of acceleration or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding, and exercise any one or more of its rights and remedies under the Loan Documents.

          (b) Enter upon and take possession of the Properties and all material, equipment and supplies thereon and do anything necessary or desirable to fulfill the obligations of Borrowers hereunder and to sell, manage, maintain, repair and protect the Properties. Without limiting the generality of the foregoing and for the purposes aforesaid, each Borrower hereby appoints and constitutes Lender its lawful attorney-in-fact with full power of substitution to (i) pay, settle or compromise all existing bills and claims which may be liens upon or security interests in the Properties, or to avoid such bills and claims becoming liens or security interests, against the Properties or any fixtures or equipment thereon, or as may be necessary or desirable for the clearance of title or otherwise,
(ii) use any funds of Borrowers for the purpose of completing any Work, (iii) execute all applications and certificates in the name of Borrowers which may be required to carry out the intent and purpose hereof, (iv) employ such contractors, subcontractors, architects and others as Lender may deem appropriate, (v) do any and every act which Borrowers might do on their own behalf, including to enter into Leases of any portion of the Properties, and
(vi) prosecute or defend any and all actions or proceedings involving the Properties or any fixtures, equipment or other installations thereon, it being understood and agreed that this power of attorney shall be a power coupled with an interest and cannot be revoked. Lender and its designees, representatives, agents, licensees and contractors shall be entitled to the entry, possession and use contemplated herein without the consent of any party and without any legal process or other condition precedent whatsoever. Each Borrower acknowledges that any denial of such entry, possession and use by Lender will cause irreparable injury and damage to Lender and agrees that Lender may forthwith sue for any remedy to enforce the immediate enjoyment of such right. Each Borrower hereby waives the posting of any bond as a condition for exercising such remedy.

          (c) Apply the sum of any reserves or escrows then being held by or for the benefit of Lender to the repayment of the Loans in any order or priority.

          (d) Anything in this Agreement to the contrary notwithstanding, all funds advanced or disbursed by Lender pursuant to the provisions of this Article 7 shall be deemed advanced by Lender under an obligation to do so regardless of the identity of the person or persons to whom such funds are advanced and shall bear interest at the Default Rate. Funds advanced or disbursed by Lender in the exercise of its judgment that the same are needed to protect its security or to otherwise perform any obligations of Borrowers hereunder are to be deemed obligatory advances hereunder and are to be added to the total indebtedness evidenced by the Notes and secured by the Mortgages and the other Loan Documents and said indebtedness shall, if necessary, be increased accordingly.

          (e) In case of any Event of Default hereunder, Borrowers will pay Lender's attorneys' fees and disbursements and court costs (including those relating to appeals) and all related expenses in connection with the enforcement of this Agreement or any of the other Loan Documents.

                                    ARTICLE 8
                                  MISCELLANEOUS

     8.1 Indemnification. In addition to any other indemnifications provided herein, in the Loan Documents, Borrowers shall protect, defend, indemnify and save harmless Lender from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including, without limitation, out-of-pocket attorneys' fees and expenses), imposed upon or incurred by or asserted against Lender by reason of: (a) ownership, administration, repayment, or enforcement of the Loan, any consent, approval or waiver related thereto, or in any way related to the Mortgages, the Properties or any interest therein or receipt of any Profits; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Properties or any part thereof; (c) any use, nonuse or condition in, on or about the Properties or any part thereof; (d) any failure on the part of Borrowers to perform or comply with any of the terms of the Mortgages; (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Properties or any part thereof; (f) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance or Asbestos on, from, or affecting the Properties or any other property; (g) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance or Asbestos; (h) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance or Asbestos; (i) any violation of the Environmental Laws, which are based upon or in any way related to such Hazardous Substance or Asbestos including, without limitation, the costs and expenses of any remedial action, out-of-pocket attorneys' and consultants' fees, investigation and laboratory fees, court costs, and litigation expenses; (j) any failure of the Properties to comply with applicable Access Laws; (k) any representation or warranty made in the Notes, this Agreement or the other Loan Documents being false or misleading in any respect as of the date such representation or warranty was made; (1) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Properties or any part thereof under any legal requirement or any liability asserted against Lender with respect thereto; (m) the claims of any lessee of all or any portion of the Properties or any person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; and (n) claims of any persons arising under or as a consequence of the Operating Agreements. Any amounts payable to Lender by reason of the application of this Section shall be immediately due and payable, shall be secured by the Mortgages and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid. The obligations and liabilities of Borrowers and Guarantor under this Section shall survive any termination, satisfaction or assignment of the Mortgages or the entry of a judgment of foreclosure, sale of the Properties by nonjudicial foreclosure sale, or delivery of a conveyance in lieu of foreclosure, but shall continue to be subject to the limitations on recourse set forth in Section 8.19 below, to the extent applicable, which shall also survive.

     8.2 Performance by Lender. In the event that any Borrower shall at any time fail to duly and punctually pay, perform, observe or comply with any of its covenants and agreements hereunder or under the other Loan Documents, or if any Event of Default hereunder shall exist, then Lender may (but shall in no event be required to) make any such payment or perform any such term, provision, condition, covenant or agreement or cure any such Event of Default. Lender shall not take action under this Section 8.2 prior to the occurrence of an Event of Default unless in Lender's judgment, such action is necessary or appropriate in order to preserve the value of the collateral, to protect persons or property, or any Borrower has abandoned its Property or any portion thereof. Lender shall not be obligated to continue any such action having commenced the same and may cease the same without notice to Borrowers. Any amounts expended by Lender in connection with such action shall constitute additional advances hereunder, the payment of which is additional indebtedness, secured by the Loan Documents and shall become due and payable upon demand by Lender, with interest at the Default Rate from the date of disbursement thereof until fully paid. No further direction or authorization from Borrowers shall be necessary for such disbursements. The execution of this Agreement by Borrowers shall and hereby does constitute an irrevocable direction and authorization to Lender to so disburse such funds.

     8.3 Transfers.

          (a) Lender may, at any time, sell, transfer or assign the Notes, this Agreement, the Mortgages and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement. Lender may forward to each purchaser, transferee, assignee, servicer, participant or investor in such securities or any credit rating agency rating such securities (collectively, the "Investor") and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to Borrowers, Guarantors and the Properties, whether furnished by Borrowers, Guarantors or otherwise, as Lender determines necessary or desirable consistent with full disclosure for purposes of marketing and underwriting the Loans; provided, however, that Lender shall use reasonable efforts not to unnecessarily disclose Borrowers' and Guarantors' confidential information or Borrowers' business practices and systems to industry competitors. Borrowers shall furnish and hereby consents to Lender furnishing to such Investors or such prospective Investors any and all information concerning Borrowers, Guarantors and the Properties as may be requested by Lender, any Investor or any prospective Investor in connection with any sale, transfer or participation interest.

          (b) Upon any transfer or proposed transfer contemplated above and by the Loan Documents, at Lender's request, Borrowers and Guarantor shall provide an estoppel certificate to the Investor or any prospective Investor in such form, substance and detail as Lender, such Investor or prospective Investor may require.

          (c) Borrowers shall not assign or attempt to assign its rights or obligations under this Agreement or any other Loan Document.

     8.4 Lender's Actions. The authority herein conferred upon Lender and any action taken by Lender hereunder or in any other Loan Document will be taken by Lender for its own protection only, and Lender does not and shall not be deemed to have assumed any responsibility to Borrowers or to any other person or persons with respect to any such action herein authorized or taken by Lender. No person shall be entitled to rely upon, or claim to have relied upon, any action taken or failed to have been taken by Lender or any of its representatives.

     8.5 Time is of the Essence. Time is of the essence of this Agreement.

     8.6 Waivers. No waiver of any term, provision, condition, covenant or agreement contained herein or in any other Loan Document shall be effective unless set forth in a writing signed by Lender, and any such waiver shall be effective only to the extent set forth in such writing. No failure by Lender to exercise, or delay by Lender in exercising, any right, power or privilege hereunder or in any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. No notice to or demand on Borrowers in any case shall, in itself, entitle Borrowers to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand.

     8.7 Notice. Any notice, demand, statement, request or consent made hereunder shall be in writing and shall be deemed given on the next Business Day if sent by Federal Express or other reputable overnight courier and designated for next Business Day delivery, or on the third (3rd) day following the day such notice is deposited with the United States postal service first class certified mail, return receipt requested, at the addresses set forth below, of the party to whom such notice is to be given, or to such other address or additional party as Borrowers, Guarantor or Lender, as the case may be, shall in like manner designate in writing:

Borrowers:                    c/o ClubCorp, Inc.
                              3030 LBJ Freeway, Suite 700
                              Dallas, TX 75234-7703
                              Attn: Treasurer

With a copy to:               Henslee and Cassidy LLP
                              3030 LBJ Freeway, Suite 840
                              Dallas, TX 75234
                              Attn: Thomas T. Henslee, Esq.

Lender:                       GMAC Commercial Mortgage Corporation
                              200 Witmer Road
                              Horsham, Pennsylvania 19044
                              Attention: Servicing- Executive Vice President
                              Re: Loan No.: 40656

With a copy to:               Katten Muchin Zavis Rosenman
                              525 West Monroe Street, Suite 1600
                              Chicago, IL 60661-3693
                              Fax No.: (312) 902-1061
                              Attn.: Marcia W. Sullivan, Esq.

     8.8 Successors and Assigns. This Agreement shall inure to the benefit of the parties and their respective successors and permitted assigns. No assignment made by Borrowers in violation of this Agreement shall confer any rights on any assignee of Borrowers.

     8.9 No Partnership. Nothing contained herein, or in any other Loan Document, and no action or inaction whatsoever on the part of Lender, shall be deemed to make Lender a partner or joint venturer with any Borrower.

     8.10 Brokerage Claims. Borrowers shall protect, defend, indemnify and hold Lender harmless from and against all loss, cost, liability and expense incurred as a result of any claim for a broker's or finder's fee against Lender or any person or entity in connection with the transaction herein contemplated, provided such claim is made by or arises through or under any Borrower or is based in whole or in part upon alleged acts or omissions of any Borrower.

     8.11 Publicity. Lender may publicize the Loan if it so elects, however Lender shall use reasonable efforts to provide Borrowers with reasonable prior notice of any published materials.

     8.12 Remedies of Borrowers. In the event that a claim or adjudication is made that Lender has acted unreasonably or has unreasonably delayed acting in any case where by law or under the Notes, this Agreement or the other Loan Documents, it has an obligation to act reasonably or promptly, Lender shall not be liable for any monetary damages, and Borrowers' and Guarantor's remedies shall be limited to injunctive relief or declaratory judgment.

     8.13 Sole Discretion of Lender. Wherever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, unless otherwise specifically provided for the decision of Lender to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory

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shall be in the discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

     8.14 Non-Waiver. The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Agreement or any other Loan Documents. Borrowers shall not be relieved of Borrowers' obligations hereunder by reason of: (a) the failure of Lender to comply with any request of Borrowers or Guarantor to take any action to foreclose the Mortgages or otherwise to enforce any of the provisions hereof or of the Notes or the other Loan Documents; (b) the release, regardless of consideration, of the whole or any part of the Properties, or of any person liable for the Debt or any portion thereof; or (c) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Notes, this Agreement or the other Loan Documents. Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclosure this Agreement. The rights and remedies of Lender under this Agreement shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

     8.15 Entire Agreement. This Agreement, the Exhibits hereto and the other Loan Documents and other documents referred to herein constitute the entire agreement between the Lender and Borrowers with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto.

     8.16 Severability. If any provision of this Agreement or any other Loan Document or the application thereof to any person or situation shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement or any other Loan Document, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by applicable law.

     8.17 No Third Party Beneficiary. This Agreement is made for the sole benefit of Borrowers and Lender, and no other person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder.

     8.18 Choice of Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF VIRGINIA AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF SUCH

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JURISDICTION WITHOUT REGARD TO THE STATE'S CONFLICT OF LAW PROVISIONS.

     8.19 Recourse and Indemnification.

          (a) Subject to the qualifications set forth in this Section, neither Borrowers nor any Guarantor nor any partner, member, shareholder, officer or director of either of them shall be personally liable either at law or in equity for the repayment of the Debt or the failure of performance of any other obligation evidenced by the Notes or contained in this Agreement, the Mortgages or the other Loan Documents, and Lender will satisfy any judgments, orders or decrees on account of the failure to repay such Debt and/or the failure to perform any such obligation, from the Properties and any other real or personal property, tangible or intangible, as Borrowers, any Guarantor or any other entity shall have pledged or assigned to secure the Notes by any of the Loan Documents, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon the Notes, this Agreement, the Mortgages, the other Loan Documents, and the interests in the Properties and any other collateral given to Lender pursuant to the Mortgages and the other Loan Documents; provided, however, that, except as specifically provided in this Section, any judgment in any such action or proceeding shall be enforceable against Borrowers only to the extent of Borrowers' interest in the Properties and in any other collateral given to Lender. Lender agrees that it shall not sue for, seek or demand any deficiency judgment against any Borrower in any such action or proceeding, under, by reason of or in connection with this Agreement, the Mortgages, the other Loan Documents or the Notes. The provisions of this Section shall not, however: (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement, the Mortgages, the Environmental Agreements, the Guaranties or the other Loan Documents or the Notes; (ii) impair the right of Lender to name any Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgages; (iii) affect the validity or enforceability of any guaranty or indemnity made in connection with this Agreement, the Mortgages, the Notes or the other Loan Documents; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Contract Assignment; (vi) impair the right of Lender to bring suit with respect to fraud or misrepresentation by Borrowers or any other person or entity in connection with this Agreement or any other Loan Document;
(vii) affect the validity or enforceability of the Environmental Agreements or limit the liability of Borrowers or any Guarantor thereunder; or (viii) affect the validity or enforceability of the Guaranties or limit the liability of any Guarantor thereunder.

          (b) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the debt owing to Lender in accordance with the Notes, this Agreement and the other Loan Documents.

          (c) Notwithstanding the foregoing provisions of this Section or any other provision in the Loan Documents, Borrowers and Guarantors, jointly and severally, shall be fully liable for and shall indemnify Lender for any or all actual losses, costs, liabilities, judgments,

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claims, damages or expenses directly sustained, suffered or incurred by Lender
(including, without limitation, Lender's attorneys' fees) arising out of any one or more of the following:

               (i) fraud or misrepresentation by any Borrower or any Guarantor in connection with the Loans;

               (ii) the gross negligence or willful misconduct of any Borrower or any Guarantor, their respective agents or employees, or physical waste of any Property;

               (iii) the breach of provisions in this Agreement, the Mortgages or the Environmental Agreements concerning Environmental Laws, Hazardous Substances and Asbestos, and any indemnification of Lender therein with respect to such Environmental Laws, Hazardous Substances and Asbestos;

               (iv) the removal or disposal of any portion of any Property after default under the Note, this Agreement or any other Loan Document;

               (v) the misapplication or conversion by any Borrower or any Guarantor of: (A) any insurance proceeds paid by reason of any loss, damage or destruction to any Property; (B) any awards or other amounts received in connection with the condemnation of all or a portion of any Property; or (C) rents, issues, profits, proceeds, accounts or other amounts received by any Borrowers or any Guarantor (in the case of clause (C) following an Event of Default under this Agreement or any other Loan Document);

               (vi) any Borrower's failure to pay taxes, assessments, charges for labor or materials or other charges that may result in liens on any portion of any Property;

               (vii) any Borrower's failure to maintain insurance coverages or deductible limits in accordance with the requirements of the Loan Documents, including without limitation, failure to maintain insurance policies containing no exclusions or exceptions for terrorism or terrorist acts;

               (viii) the costs incurred by Lender (including attorneys' fees) in connection with the collection or enforcement of the Debt, which shall be recourse to Borrowers but not Guarantor, and for attorneys' fees and expenses incurred in connection with the enforcement of the Debt as to Borrowers which are greater than $50,000 and all costs of enforcement of the Guaranty and Environmental Agreements which shall be recourse to Guarantor;

               (ix) any Borrower's failure to make any Property repairs or alterations required under this Agreement or any of the Loan Documents, including, without limitation, alterations required in order to comply with the Americans With Disabilities Act;

               (x) any Borrower's failure to permit on-site inspections of the Properties or to provide financial reports and information pertaining to the Properties as required

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

by this Agreement or the Loan Documents, unless, in either case, such failure is the result of a good faith error and is cured within ten (10) days after notice;

               (xi) any Borrower fails to obtain Lender's written consent to any subordinate financing;

               (xii) any Borrower's failure to obtain Lender's prior written consent to any transfer of any Property determined by Lender to be material or of any ownership interest in any Borrower (other than an initial public offering by Guarantor);

               (xiii) the failure of any Borrower to comply with the provisions of Section 4.1.22 of this Agreement pertaining to its single purpose entity status;

               (xiv) either (1) a loss of current water rights to the Woodside or Bay Oaks Property, including, without limitation, by a termination of any agreement or permit creating or providing water rights, but excluding lack of water due to weather conditions, or (2) a termination of any agreement or permit creating or providing water rights other than due to an action by an unaffiliated third party;

               (xv) any failure by any Borrower, Consultant or Guarantor to cooperate with Lender in the transition of the liquor licenses for any Property to Lender upon a takeover by Lender of any Property;

               (xvi) the failure, deterioration or other adverse condition with respect to the dam at the Diamond Run Property;

               (xvii) the failure to obtain a waiver of the right of first refusal from the Woodside Plantation Property Owners' Association with respect to the Woodside Property; and

               (xviii) the deductible for casualty, liability or business interruption insurance, being greater than $10,000.

          (d) Notwithstanding the foregoing, certain items listed above, including but not limited to (xiv)(1) and (xvi) may be removed as recourse items if Borrowers provide Lender evidence that the underlying concerns has been addressed and resolved to Lender's satisfaction in its sole discretion. Within 30 days of Borrowers providing Lender the evidence satisfactory to Lender, in its sole discretion, that no liability exists with respect to such item, Lender shall delete the recourse item.

          (e) Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force or effect if: (i) any financial information concerning any Borrower or Guarantor is fraudulent in any respect, contains any fraudulent information or misrepresents in any material respect the financial condition of any Borrower or Guarantor; (ii) a voluntary bankruptcy or insolvency proceeding is commenced by any Borrower, Parent or Guarantor; or
(iii) an involuntary bankruptcy or insolvency proceeding is commenced by any party (other than

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

Lender) against any Borrower by Borrower, Parent or Guarantor and is not unconditionally dismissed within ninety (90) days of filing (except if such involuntary action is brought by Lender). Upon the occurrence of any of the foregoing events, each Borrower and Guarantor shall have full joint and several recourse liability for all sums due under the Loan Documents.

          (f) Nothing in this Section shall be interpreted or construed to impair, limit the liability of or otherwise affect the terms, conditions, requirements and obligations of Guarantor under the Guaranty or of Borrowers or Guarantor under the Environmental Indemnity Agreements.

     8.20 Written Agreement.

          (a) THE RIGHTS AND OBLIGATIONS OF BORROWERS AND LENDER SHALL BE DETERMINED SOLELY FROM THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND ANY PRIOR ORAL OR WRITTEN AGREEMENTS BETWEEN LENDER AND BORROWERS CONCERNING THE SUBJECT MATTER HEREOF AND OF THE OTHER LOAN DOCUMENTS ARE SUPERSEDED BY AND MERGED INTO THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS.

          (b) THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY NOT BE VARIED BY ANY ORAL AGREEMENTS OR DISCUSSIONS THAT OCCUR BEFORE, CONTEMPORANEOUSLY WITH, OR SUBSEQUENT TO THE EXECUTION OF THIS LOAN AGREEMENT OR THE LOAN DOCUMENTS.

          (c) THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     8.21 Construction. Borrower and Lender agree that the terms and conditions of this Agreement and the other Loan Documents are the result of negotiations between the parties and that this Agreement and the other Loan Documents shall not be construed in favor of or against any party by reason of the extent to which any party or its professionals participated in the preparation of this Agreement.

     8.22 Waiver of Jury Trial. EACH BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE NOTE, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH BORROWER, AND IS INTENDED TO ENCOMPASS

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INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY
JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS
SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWERS.

     8.23 Consent to Jurisdiction. EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY COMMONWEALTH OF VIRGINIA OR FEDERAL COURT SITTING IN FAIRFAX COUNTY, COMMONWEALTH OF VIRGINIA OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH BORROWER MAY, AT ITS SOLE DISCRETION, ELECT THE COMMONWEALTH OF VIRGINIA, OR THE UNITED STATES OF AMERICA FEDERAL DISTRICT COURT HAVING JURISDICTION OVER THE COMMONWEALTH OF VIRGINIA, AS THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING. EACH BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO SUCH VENUE AS BEING AN INCONVENIENT FORUM.

     8.24 Agent for Receipt of Process. Borrowers hereby irrevocably appoint Corporation Service Company ("CSC") d/b/a CSC - Lawyers Incorporating Service Company, having an address at 800 Brazos, Austin, Texas 78701, as its authorized agent to accept and acknowledge, on behalf of Bay Oaks Borrower, CSC d/b/a CSC - Lawyers Incorporation Service, having an address at 2730 Gateway Oaks Drive, Suite 100, Sacramento, California 95833, as its authorized agent to accept and acknowledge, on behalf of Shadow Ridge Borrower, CSC, having an address of 11 South 12th Street, P.O. Box 1463, Richmond, Virginia 23218, as its authorized agent to accept and acknowledge, on behalf of Greenbrier Borrower, CSC, having an address at 2704 Commerce Drive, Harrisburg, Pennsylvania 17110, as its authorized agent to accept and acknowledge, on behalf of Diamond Run Borrower and CSC, having an address at 5000 Thurmond Mall Boulevard, Columbia, South Carolina 24201, as its authorized agent to accept and acknowledge, on behalf of Woodside Borrower, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 8.22 hereof in any State or Federal court within the State of Virginia. If such agent shall cease so to act, the respective Borrower shall irrevocably designate and appoint without delay another such agent satisfactory to Lender, and shall promptly deliver to Lender written evidence of such other agent's acceptance of such appointment.

     8.25 Service of Process. To the extent permitted by applicable law, process in any suit, action or proceeding of the nature referred to in Section 8.22 hereof may be served: (a) by registered or certified mail, postage prepaid, to Borrowers or Guarantor, as applicable, at the address set forth above or to such other address of which Borrowers or Guarantor, as applicable, shall have given Lender written notice; or (b) if Borrowers or Guarantor, as applicable, shall not have made an appearance within twenty-one (21) days after service in accordance with clause (a) of this Section, by hand delivery to the agent identified in Section 8.22 hereof, or such successor agent as shall have been identified in accordance with Section 8.22 hereof. Nothing in this Section shall affect the Lender's right to serve process in any manner permitted by law, or

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limit Lender's right to bring proceedings against Borrowers or Guarantor in the courts of any other jurisdiction.

     8.26 Counterparts. This Agreement may be executed in any number of counterparts and each such duplicate original shall be deemed to be an original.

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     IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed by their duly authorized representatives as of the day, month and year first above written.

                                         DIAMOND RUN BORROWER:

                                         DIAMOND RUN CLUB, INC.,
                                         a Pennsylvania corporation


                                         By: /s/ John M. Massey, III
                                             -----------------------------------
                                         Name: John M. Massey, III
                                         Title: Vice President


                                         GREENBRIER BORROWER

                                         GREENBRIER COUNTRY CLUB, INC.,
                                         a Virginia corporation


                                         By: /s/ John M. Massey, III
                                             -----------------------------------
                                         Name: John M. Massey, III
                                         Title: Vice President


                                         SHADOW RIDGE BORROWER

                                         SHADOW RIDGE GOLF CLUB, INC.,
                                         a California corporation


                                         By: /s/ John M. Massey, III
                                             -----------------------------------
                                         Name: John M. Massey, III
                                         Title: Vice President


                                         BAY OAKS BORROWER

                                         BAY OAKS COUNTRY CLUB, INC,
                                         a Texas corporation


                                         By: /s/ John M. Massey, III
                                             -----------------------------------
                                         Name: John M. Massey, III
                                         Title: Vice President

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

                                         WOODSIDE BORROWER

                                         WOODSIDE PLANTATION COUNTRY CLUB, INC.,
                                         a South Carolina corporation


                                         By: /s/ John M. Massey, III
                                            ------------------------------------
                                         Name: John M. Massey, III
                                         Title: Vice President


                                         LENDER:

                                         GMAC COMMERCIAL MORTGAGE CORPORATION


                                         By:
                                            ------------------------------------
                                                Its Authorized Signatory

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

                                         WOODSIDE BORROWER

                                         WOODSIDE PLANTATION COUNTRY CLUB, INC.,
                                         a South Carolina corporation


                                         By:
                                            ------------------------------------
                                         Name: John M. Massey,III
                                         Title: Vice President


                                         LENDER:

                                         GMAC COMMERCIAL MORTGAGE CORPORATION


                                         By: /s/ Lewis L. Delafield
                                            ------------------------------------
                                                Its Authorized Signatory
                                                  LEWIS L. DELAFIELD
                                                  SENIOR VICE PRESIDENT

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